                             U.S. LABORATORIES INC.
                                1,000,000 UNITS
                      1,000,000 SHARES OF COMMON STOCK AND
                REDEEMABLE WARRANTS TO PURCHASE 1,000,000 SHARES

                                                                       [LOGO]
                                OF COMMON STOCK
                                 $6.00 PER UNIT

U.S. Laboratories Inc.
7895 Convoy Court, Suite 18
San Diego, California 92111
Telephone number (619) 715-5800

THE OFFERING

                                 PER UNIT       TOTAL
                                -----------  ------------
Public Price                     $    6.00   $  6,000,000
Underwriting discounts           $     .60   $    600,000
Proceeds to U.S. Labs            $    5.40   $  5,400,000

The underwriters have the option to purchase an additional 150,000 units.

This is our initial public offering, and no public market currently exists for our units, the underlying shares of common stock, or the warrants.

                                Trading Symbols
                             Nasdaq SmallCap Market
                               Common Stock--USLB
                                Warrants--USLBW

                            ------------------------

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PROSPECTIVE BUYERS SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 8.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

[CARDINAL CAPITAL MANAGEMENT, INC.]
                                                          JANDA & GARRINGTON LLC

                               February 23, 1999

Inside Cover Page -- Blank

                                 PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE
ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND FINANCIAL
STATEMENTS.

                                    THE COMPANY

     U.S. Laboratories Inc. is a Delaware corporation that offers quality construction control services from conception to completion of a building project in order to verify that the project conforms to construction specifications. We analyze the soil that will be built upon to determine whether it can hold the structure. We also analyze the structural strength of the concrete, masonry, and steel materials to be used during construction. We use universally recognized test procedures and laboratory equipment to perform the analyses, and all construction in the field is verified by our licensed inspectors. Our projects involve every type of construction: high-rises, low-rises, shopping centers, residential, schools, hospitals, bridges, tunnels, highways, stadiums, airports, military facilities, and many other types of public and private improvements. We work for government agencies, real estate developers, general contractors, school districts, and other types of landowners. See "Business" for a more detailed description of our business.

     U.S. Labs currently services the northeast, southwest, and southeast regional engineering and building construction inspection markets through its subsidiaries. In California, we operate San Diego Testing Engineers, Inc., and Los Angeles Testing Engineers, Inc. In Florida, we operate Professional Engineering & Inspection Company, Inc. and in New Jersey, we operate U.S. Engineering Laboratories, Inc. We wholly own all our subsidiaries reflected in the table below.

                                      [CHART]

                                    THE OFFERING

Units Offered. . . . . . . . . . . . . . . .      1,000,000 units at $6.00 per
                                                  unit, each unit consisting of
                                                  one share of common stock and
                                                  one warrant to purchase one
                                                  share of common stock for
                                                  $7.80 per share

Common Stock Offered . . . . . . . . . . . .      1,000,000 shares

Common Stock to be outstanding
after the offering . . . . . . . . . . . . .      3,200,000 shares


Shares Excluded from Common Stock to
be Outstanding after the Offering. . . . . .      The common stock to
                                                  be outstanding after the
                                                  offering is based on shares
                                                  outstanding as of December
                                                  31, 1998. This number
                                                  excludes:

                                             -    1,000,000 shares of common
                                                  stock issuable upon the
                                                  exercise of the warrants
                                                  issued to the purchasers of
                                                  the units in the offering;

                                             -    100,000 shares of common
                                                  stock underlying the
                                                  underwriters' warrants
                                                  comprising a portion of the
                                                  units and 100,000 shares of
                                                  common stock comprising a
                                                  portion of the units;

                                             -    150,000 employee warrants;
                                                  and

                                             -    395,000 shares of common
                                                  stock subject to outstanding
                                                  options.

Warrants Offered . . . . . . . . . . . . . .      1,000,000

Exercise Terms . . . . . . . . . . . . . . .      Exercisable, at any time,
                                                  each to purchase one share of
                                                  common stock at a price of
                                                  $7.80, subject to adjustment
                                                  in certain circumstances. See
                                                  "Description of Securities."

Expiration Date . . . . . . . . . . . . . . .     February 23, 2004 (five years
                                                  following the date of this prospectus)

Redemption . . . . . . . . . . . . . . . . .      The warrants are redeemable
                                                  by us at any time, upon
                                                  notice of not less than 30
                                                  days, at a price of $.01 per
                                                  warrant, if the closing bid
                                                  quotation of the common stock
                                                  on all 20 trading days ending
                                                  on the third trading day
                                                  prior to the day on which we
                                                  give notice of redemption has
                                                  been at least 200% (currently
                                                  $12, subject to adjustment)
                                                  of the public offering price.
                                                  The warrants will be
                                                  exercisable until the close
                                                  of business on the date fixed
                                                  for redemption. See
                                                  "Description of Securities."

Use of Proceeds. . . . . . . . . . . . . . .      Repay lines of credit,
                                                  current and long-term
                                                  portions of notes payable,
                                                  acquisitions, and working
                                                  capital. See "Use of
                                                  Proceeds."

Nasdaq SmallCap
Symbol . . . . . . . . . . . . . . . . . . .      USLB for the common stock and
                                                  USLBW for the warrants


                                 RECENT DEVELOPMENTS

     On January 1, 1998, we purchased all of the remaining issued and outstanding stock of Professional Engineering, San Diego Testing, and U.S. Engineering held by certain of our employees and managers of our subsidiaries in exchange for shares of our common stock.

     On March 25, 1998, we acquired substantially all the assets and certain liabilities of Wyman Enterprises, Inc., an engineering inspection and testing business in southern California, for a purchase price of $830,620, and merged it into San Diego Testing.

     We have recently adjusted our capitalization to facilitate the offering. We also replaced the outstanding options and warrants with new options and warrants in connection with the stock splits. This included authorizing blank-check preferred stock. See "Description of Securities" for a more detailed description of these adjustments.

                           SUMMARY FINANCIAL INFORMATION

     We have set forth in the table, for the periods and at the dates indicated, certain of our summary financial information. This data is derived from, and you should read it in conjunction with, our financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA

     The pro forma statement of operations data in the table below presents the accounts of U.S. Labs and Wyman Testing as if the acquisition of Wyman Testing took place on January 1, 1997 and as if the purchase of the minority interest of our subsidiaries took place on January 1, 1997.

                                                                                                             Nine Months Ended
                                                                                                               September 30,
                                                                    Years Ended December 31,                    (unaudited)
                                                            ----------------------------------------     -----------------------
                                                                                          Pro Forma
                                                               1996            1997          1997           1997        1998
                                                            ----------     ----------    -----------     ----------   ----------
Revenue                                                     $4,963,090     $7,766,414    $10,968,403     $5,507,806   $8,478,329
Cost of goods sold                                           2,635,263      4,476,952      6,158,775      3,158,483    4,432,509
                                                            ----------     ----------    -----------     ----------   ----------
Gross profit                                                 2,327,827      3,289,462      4,809,628      2,349,323    4,045,820
Selling, general & administrative
expenses                                                     1,853,318      2,431,770      3,711,161      1,704,547    3,215,256
                                                            ----------     ----------    -----------     ----------   ----------
Income from operations                                         474,509        857,692      1,098,467        644,776      830,564
                                                            ----------     ----------    -----------     ----------   ----------
Interest expense                                               (84,390)      (130,605)      (160,026)       (90,520)    (118,814)
Interest income                                                  8,430          7,277          7,277          4,371        9,252
Forgiveness of note receivable                                  (9,976)           ---            ---          1,738          ---
Other income                                                       ---        100,000        100,000        100,000          ---
Other expense                                                      ---       (100,000)      (100,000)      (100,000)         ---
Gain (loss) on sale of fixed asset                              (3,873)         4,912         16,912            ---          ---
Rental income                                                    4,598         25,160         25,160         20,918       13,048
Gain on sale of minority interest                                  ---         25,229         25,229         25,229          ---
Income before provision for income taxes and
  minority interest                                            389,298        789,665      1,013,019        606,512      734,050
Provision for income taxes                                     202,921        345,256        381,902        264,545      308,301
                                                            ----------     ----------    -----------     ----------   ----------
Income before minority interest                                186,377        444,409        631,117        341,967      425,749
Minority interest                                              (33,664)       (80,253)           ---        (62,851)         ---
                                                            ----------     ----------    -----------     ----------   ----------
Net income                                                  $  152,713     $  364,156    $   631,117     $  279,116      425,749
                                                            ----------     ----------    -----------     ----------   ----------
                                                            ----------     ----------    -----------     ----------   ----------
Basic income per share                                      $     0.07     $     0.17    $      0.29     $     0.13   $     0.19
                                                            ----------     ----------    -----------     ----------   ----------
                                                            ----------     ----------    -----------     ----------   ----------
Diluted income per share                                    $     0.07     $     0.17    $      0.29     $     0.13   $     0.19
                                                            ----------     ----------    -----------     ----------   ----------
                                                            ----------     ----------    -----------     ----------   ----------
Weighted average shares outstanding                          2,200,000      2,200,000      2,200,000      2,200,000    2,200,000
                                                            ----------     ----------    -----------     ----------   ----------
                                                            ----------     ----------    -----------     ----------   ----------

CONSOLIDATED BALANCE SHEET DATA

     The as adjusted column in the table below gives effect to the sale of 1,000,000 units offered hereby at the offering price of $6.00 per unit and the application of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses payable by us.


                                                Actual           As Adjusted
                                             ----------          -----------
Cash . . . . . . . . . . . . . . .           $  144,991          $2,973,338
Working capital. . . . . . . . . .              375,366           4,211,366
Total assets . . . . . . . . . . .            6,216,205           9,044,552
Total long-term debt . . . . . . .            1,493,790             473,790
Retained earnings. . . . . . . . .              695,161             695,161
Total stockholders' equity . . . .           $1,687,413          $6,543,413

                               RISK FACTORS

     YOUR PURCHASE OF THE UNITS INVOLVES A SIGNIFICANT AND SUBSTANTIAL NUMBER OF SIGNIFICANT RISKS, WHICH YOU SHOULD CONSIDER PRIOR TO MAKING A DECISION TO PURCHASE THE UNITS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER RISK FACTORS IN THIS PROSPECTUS.

POTENTIAL LIMITED GROWTH OF U.S. LABS DUE TO OUR INABILITY TO IDENTIFY AND
  ACQUIRE COMPANIES THAT WILL EXPAND OR COMPLEMENT OUR BUSINESS

     One of our primary strategies is to pursue the acquisition of other companies or assets that either complement or expand our existing business. We cannot predict the likelihood of a material acquisition being completed in the future. If we cannot identify and complete acquisitions in the future, this may have an adverse affect on our future operations and financial results.

WE MAY NOT PROFITABLY MANAGE ADDITIONAL COMPANIES OR SUCCESSFULLY INTEGRATE
  THEM INTO OUR OPERATIONS

     Although we have successfully completed several acquisitions, there can be no assurance that we will profitably manage additional companies or successfully integrate these additional companies into our operations. Acquisitions may involve a number of special risks, including adverse effects on our reported operating results, substantial burdens on our management resources and financial controls, dependence on retention and hiring of key personnel, risks associated with unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on our operations and financial performance. See "Business - Business Strategy."

OUR MANAGEMENT HAS THE DISCRETION TO APPLY A SUBSTANTIAL PERCENTAGE OF THE
  NET PROCEEDS FOR ACQUISITIONS WITHOUT YOUR APPROVAL

     U.S. Labs intends to use approximately 51% of the net proceeds from the offering for acquisitions. This means that our management will have discretion in the selection and structure of any acquisitions, and therefore in the application of these proceeds.

POTENTIAL PROFESSIONAL LIABILITY FOR STRUCTURAL FAILURE, PROPERTY DAMAGE,
  PERSONAL INJURY OR ECONOMIC LOSS THAT MAY SUBSTANTIALLY EXCEED THE FEES DERIVED FROM OUR ENGINEERING SERVICES

     Due to the nature of our engineering advisory services, we are exposed to a risk of professional liability for structural failure, property damage, personal injury, or economic loss that may substantially exceed the fees derived from these services. We maintain various insurance policies that cover these risks. Because customers may require that we maintain liability insurance, the possible future unavailability of this insurance could adversely affect our ability to compete effectively.

POTENTIAL ADVERSE AFFECT ON OUR BUSINESS IF WE FIX PRICES THAT ARE TOO LOW
  FOR FIXED-PRICE CONTRACTS OR WE FAIL TO CORRECTLY ESTIMATE RESOURCES REQUIRED FOR FIXED-PRICE CONTRACTS

     If we fail to accurately estimate the resources required for a fixed-price project or fail to complete our contractual obligations in a manner consistent with the project plan upon which its fixed-price contract was based then our results of operations, and business and financial condition, could be adversely affected. For example, we may establish a price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affects our business, financial condition, and results of operations.

WE MAY HAVE TO REVISE PLANS DURING THE COURSE OF A PROJECT THAT WILL COST US
  TIME AND RESOURCES AND MAY ADVERSELY AFFECT OUR PROFITABILITY

     We may be required to commit unanticipated additional resources to complete certain projects, which may negatively affect the profitability generated on such projects. We may have to revise project plans during the project or change project managers to ensure projects are completed on schedule. Failure to anticipate these needs could have a material adverse effect on our business, financial condition, and results of operations. See "Business - Contractual Arrangements."

DEPENDENCE OF U.S. LABS ON A LIMITED NUMBER OF KEY PERSONNEL TO MANAGE OUR
  COMPANY IN A WAY THAT PROVIDES PROFITABILITY AND CONTINUED GROWTH

     We depend on the efforts and abilities of our senior management, particularly those of Dickerson Wright and the key officers at our subsidiaries to manage our company in a way that provides profitability and continued growth. The loss of any of these key officers could have a material adverse affect on our business.

OUR REVENUES AND PROFITS ARE SUBJECT TO SEASONAL FLUCTUATIONS

     Due primarily to more holidays and inclement weather conditions, our operating results during January, February, and December are generally lower in comparison to other months. This means that our revenues and profits in the quarters ending December 31 and March 31 may be lower than in our other quarters.

POTENTIAL ADVERSE EFFECT ON OUR BUSINESS IF ADDITIONAL FINANCING IS NOT
  AVAILABLE TO FINANCE ACQUISITIONS OR INTERNAL GROWTH

     We believe that there will be adequate funds available from the net proceeds of the offering and from our operating cash to fund our business operations and obligations at least through the next twelve months. If additional funds are not available when we need them, your investment in the units may be adversely affected because we will not be able to grow through acquisitions or internal operations. Either of these situations may adversely affect our financial results and therefore cause the trading price of our common stock and warrants to decrease. Note, however, that we may be able to issue additional securities or borrow from banks to obtain funds. If we issue additional shares of our common stock, you will suffer a dilutive effect on your percentage ownership.

YOU MAY NOT BE ABLE TO SELL OUR SECURITIES DUE TO A LACK OF LIQUIDITY IF ONLY
  A LIMITED PUBLIC MARKET DEVELOPS TO TRADE OUR COMMON STOCK AND WARRANTS

     Prior to the offering, there has been no public trading market for our securities and we cannot assure you that a liquid market will develop or be sustained after the closing of the offering.

YOU MAY HAVE A POTENTIAL LOSS IF THE DETERMINATION OF OUR OFFERING PRICE IS
  LOWER THAN THE TRADING PRICE OF OUR SECURITIES BECAUSE WE OVERESTIMATED THE FAIR MARKET VALUE OF THE UNITS DUE TO THE LACK OF A CURRENT TRADING MARKET TO ESTABLISH THE PRICE

     Because there is no trading market to establish the fair market value of our units, the price you paid may be below or above the price established once our securities start trading in the market. The risk for you is that we set the price of our units above the trading price that will develop in the market for our common stock and warrants, and therefore you will suffer an immediate loss in your investment. See "Underwriting" for a description of the method we used to set the price of the units.

YOU MAY SUFFER A POTENTIAL LOSS OF APPRECIATION IN OUR COMMON STOCK IF WE
  REDEEM OUR WARRANTS BEFORE YOU CAN EXERCISE THEM FOR SHARES OF OUR
  COMMON STOCK

     We may redeem the warrants, at any time, upon notice of not less than 30 days, at a price of $.01 per warrant, provided that the closing bid quotation of the common stock on all 20 trading days ending on the third trading day prior to the date the warrant has been called for redemption is at least 200% (currently $12, subject to adjustment) of the public offering price. The warrants will be exercisable until the close of business on the date fixed for redemption. Since we presently intend to call the warrants at the earliest possible date, you should assume that we would call the warrants for redemption if the criteria were met. This right will, if exercised, force you to either exercise your warrants at a possibly unfavorable time or to lose the benefits that may accrue to them as a result of the increase, if any, in the market price of our common stock.
                                          9

THERE MAY BE AN ADVERSE AFFECT FROM THE ISSUANCE OF PREFERRED STOCK THAT HAS
  GREATER RIGHTS THAN OUR COMMON STOCK BY OUR BOARD OF DIRECTORS AND A POTENTIAL ADVERSE AFFECT IF OUR BOARD ISSUES PREFERRED STOCK TO DELAY OR PREVENT A CHANGE IN CONTROL THAT MAY BENEFIT THE HOLDERS OF OUR COMMON STOCK OR WARRANTS

     Our corporate documents authorize our board of directors to issue shares of preferred stock without the approval of our common stockholders. This means that our board may approve the issuance of preferred stock that would grant dividend preferences, liquidation preferences, voting or other rights to preferred stockholders that are greater than the rights you have as a common stockholder. This also means that our board may issue preferred stock to delay or prevent a change in control of U.S. Labs, even if a change in control would result in you receiving payment for your shares above their then current market value.

YOU MAY NOT BE ABLE TO SELL OUR SECURITIES DUE TO A POTENTIAL LACK OF LIQUIDITY
  IN OUR COMMON STOCK IF BROKER-DEALERS MUST COMPLY WITH PENNY STOCK REGULATIONS THAT MAKE IT MORE DIFFICULT TO SELL THESE SECURITIES TO THEIR CUSTOMERS

     Because our units are being offered at $6.00 per unit, there is a risk that the initial trading price of our common stock may be close to $5.00 per share. If our common stock trades below $5.00 per share, and it is no longer quoted on The Nasdaq SmallCap Market(SM), it may become subject to the penny stock regulations. If our shares are subject to the penny stock rules, the market liquidity for them could be adversely affected because the rules require broker-dealers to make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. Consequently, the rule may affect the ability of broker-dealers to sell our shares or warrants and may affect the ability of holders to sell them in the secondary market.

YOU MAY SUFFER A LOSS FROM YOUR INABILITY TO EXERCISE THE WARRANTS FOR OUR
  COMMON STOCK DUE TO THE LACK OF A CURRENT PROSPECTUS, WHICH IS REQUIRED TO EXERCISE YOUR WARRANTS

     We have undertaken to maintain a current registration statement that will permit the public sale of the common stock underlying the warrants upon exercise of the warrants. The maintenance of a current registration statement could result in substantial expense to us. We cannot assure you that we will maintain a current prospectus covering the shares of common stock underlying the warrants. You will have the right to exercise the warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the state applicable to you.

POTENTIAL LOSS FROM INABILITY TO EXERCISE THE WARRANTS FOR OUR COMMON STOCK
  DUE TO THE OFFERING BEING REGISTERED IN A LIMITED NUMBER OF STATES

     Although we intend to qualify the shares of common stock underlying the warrants for sale in those states where the securities are offered, except when to do so would require us to qualify as a foreign corporation, there is no assurance that we will obtain these qualifications. Moreover, even if such qualifications are obtained, if you subsequently move to a state in which shares of common stock underlying the warrants are not qualified, you may not have the right to exercise the warrants. Consequently, you may be deprived of any value if a current prospectus covering the shares underlying the warrants is not kept effective or if such underlying shares are not or cannot be registered in the applicable state.

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS SPECIFIED IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. YOU MUST BE PREPARED FOR THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT IN OUR COMPANY.

                                  USE OF PROCEEDS

     After deducting the underwriting discounts, commissions, and all the offering's expenses, we expect to receive approximately $4,856,000 from the offering.

     We have two lines of credit and a note payable from two separate lenders with commitments in the aggregate of $2,200,000. We have a $500,000 demand loan with North County Bank that is due in May 1999.

     We also owe $1,180,000 on a note payable to North County Bank that is due over five years beginning in January 1999. The proceeds from this loan were used to repay two separate credit facilities in the amount of $1.55 million, and the balance was used for working capital. We also have a line of credit with Bank of America of $500,000 that is due July 2000. All of the borrowings accrue interest at each bank's prime rate. We will use the offering's proceeds to repay outstanding balances on these borrowings. We estimate that at the closing of the offering the outstanding balances owed on these borrowings will be $1,905,000.

     We will also use the proceeds to repay $245,000 of the debt that was incurred in connection with the acquisition of substantially all of the assets and certain liabilities of Wyman Enterprises, Inc. Of this amount, we owe $37,500 to Donald Alford, who is presently an officer and director of U.S. Labs. Approximately $150,000 of these notes mature the earlier of October 1, 1999 or 30 days following the offering and the remaining $20,000 is payable on demand. The balance is due in four equal annual payments of $75,000 beginning in March 1999. These notes are non-interest bearing.

     Pending application of the proceeds, we intend to invest the net proceeds in short-term, interest-bearing securities, including money market funds.

     In general, the net proceeds will be used as described below.

Use                                                                                      Dollar Amount      Percentage
---                                                                                      -------------      ----------
Bank of America loan, maturity July 2000, accruing interest at
the prime rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   300,000          6%

North County Bank loan, maturity May 1999, accruing interest at
the prime rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   425,000          9%

North County Bank loan, maturity December 2003, accruing interest
at the prime rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,180,000         24%

Wyman Enterprises, Inc., notes due March 1999, accruing no interest. . . . . . . . .     $    75,000          2%

Wyman Enterprises, Inc., note due the earlier of the date 30 days
after our public offering or October 1999, accruing no interest. . . . . . . . . . .     $   150,000          3%

Wyman Enterprises, Inc., demand note, accruing no interest . . . . . . . . . . . . .     $    20,000          1%

Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,500,000         51%

Working Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   206,000          4%
                                                                                         -----------        ---

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 4,856,000        100%
                                                                                         -----------        ---
                                                                                         -----------        ---

     We believe that our available cash and cash equivalents as well as cash generated from operations and our available credit line will be sufficient to meet our cash requirements for at least the next twelve months.

                               DIVIDEND POLICY

     We have never declared or paid dividends on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, and plans for expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

                                   CAPITALIZATION

     The following table sets forth, at September 30, 1998:

     -    our actual capitalization and

     - as adjusted to give effect to our sale of 1,000,000 units offered hereby, at an offering price of $6.00 per unit and the application of the estimated net proceeds therefrom after deducting the estimated underwriting discounts and commissions and other estimated offering expenses. See "Use of Proceeds."

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

     The following table is based on shares outstanding as of September 30, 1998. The following table excludes:

     - 1,000,000 shares of common stock issuable upon the exercise of the warrants issued to the purchasers of the units in the offering at an exercise price of $7.80;

     - 100,000 shares of common stock underlying the warrants comprising a portion of the units and 100,000 shares of common stock comprising a portion of the units, which units are issuable upon the exercise of the underwriters' warrants at an exercise price equal to 160% of the initial public offering price of the units offered hereby;

     - 150,000 warrants issued to our various employees, exercisable at $6.00 per share; and

     - 395,000 shares of common stock subject to outstanding options under our 1998 Stock Option Plan, exercisable at $6.00 or $6.60 per share.

                                                                                        September 30, 1998
                                                                                  --------------------------------
                                                                                    Actual             As Adjusted
                                                                                  ----------           -----------
Lines of credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  583,660           $        0
Current portion of notes payable . . . . . . . . . . . . . . . . . . . . . . .       423,993                    0
Notes payable, net of current portion. . . . . . . . . . . . . . . . . . . . .     1,245,000              225,000
                                                                                  ----------           ----------
Stockholders' equity
  Preferred Stock, $0.01 par value; 5,000,000
  shares authorized, none issued and outstanding, actual or as adjusted. . . . .         ---                  ---
  common stock, $0.01 par value, 50,000,000 shares authorized;
  2,200,000 actual shares issued and outstanding; 3,200,000 as
  adjusted shares issued and outstanding(1). . . . . . . . . . . . . . . . . . .      22,000               32,000
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . .     970,252            5,816,252
  Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     695,161              695,161
  Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . .   1,687,413            6,543,413
                                                                                  ----------           ----------
Total capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $3,940,066           $6,768,413
                                                                                  ----------           ----------
                                                                                  ----------           ----------

                                     DILUTION

     Our net tangible book value as of September 30, 1998 was $132,526, or $0.06 per share. Net tangible book value per share of common stock represents the amount of our total tangible assets less our total liabilities divided by the number of shares of the common stock outstanding.

     After giving effect to the sale of the 1,000,000 shares of the common stock underlying the units offered hereby at a public offering price of $6.00 per unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 1998 was $4,988,526 or $1.56 per share of common stock. This represents an immediate increase in net tangible book value per share of common stock of $4,856,000 or $1.50 per share to existing stockholders and immediate dilution in net tangible book value of $4.44 per share to you. The following table illustrates the per share dilution:

Initial public offering price per share.........................................            $6.00
     Net tangible book value per share of common stock at September 30, 1998....    $0.06
     Increase per share attributable to new investors...........................    $1.50
                                                                                    -----
Net tangible book value per share of common stock after the offering............            $1.56
                                                                                            -----
Dilution per share to new investors(1)..........................................            $4.44
                                                                                            -----
                                                                                            -----
Percent of dilution.............................................................               74%
                                                                                            -----
                                                                                            -----

     If the underwriters' over-allotment option is exercised in full, dilution per share to new investors would be $4.28.

     The following table summarizes, as of September 30, 1998, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and by you
(before deduction of underwriting discounts and commissions and estimated offering expenses):

                                           Shares Purchased       Total Consideration
                                        ---------------------    ---------------------   Average Price
                                          Number      Percent       Amount    Percent      per Share
                                        ----------    -------    ----------   -------    -------------
     Existing stockholders               2,200,000       69%     $  992,252      14%          $0.45
     New investors                       1,000,000       31%     $6,000,000      86%          $6.00
                                         ---------      ----     ----------     ----
     Total                               3,200,000      100%     $6,992,252     100%
                                         ---------      ----     ----------     ----
                                         ---------      ----     ----------     ----

     All of the above computations assume no exercise of 1,000,000 shares of common stock issuable upon the exercise of the warrants issued to the purchasers of the units in the offering at an exercise price of $7.80 and 100,000 shares of common stock underlying the warrants comprising a portion of the units and 100,000 shares of common stock comprising a portion of the units, which units are issuable upon the exercise of the underwriters' warrants at an exercise price equal to 160% of the initial public offering price of the units offered hereby. All of the above computations also assume no exercise of outstanding options or warrants to purchase common stock. As of September 30, 1998, options to purchase 395,000 shares of common stock were outstanding at a weighted average exercise price of approximately $6.22 per share under our 1998 Stock Option Plan and 150,000 employee warrants were outstanding at an exercise price of $6.00 per share. If any options or warrants become vested and are exercised, you will suffer further dilution.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     U.S. Labs intends to continue to grow through internal expansion and acquisitions. We acquire businesses that have a history of positive performance and have experienced key management personnel operating the business. This allows us to obtain a foothold in the marketplace and add competent professionals to our staff. After an acquisition, we immediately provide executive administrative support in the area of sales, human resources, and accounting functions. In some cases, the acquisition is integrated into another of our operating units. Historically, our acquisitions have contributed increased sales volume, and in many cases, the acquisitions have not increased our fixed costs. This has resulted in substantial increases in our incremental profit margin.

     In addition to growing through acquisitions, we plan to continue to grow internally by increasing our market share in different geographical areas of the United States and by balancing the percentage of our services provided between the government sector and private industry. With this diverse geographical market and customer base, we attempt to insulate ourselves against economic downturns.

     On June 6, 1998, the President signed the Transportation Equity Act for the 21st Century, which authorized approximately $204 billion for transportation infrastructure projects over the next six years. Of this amount, approximately $165 billion has been earmarked for highway improvements. Management estimates that approximately 3% percent of this $165 billion, or $4.9 billion, will be spent on engineering services. We understand that there is some risk that future Congresses may not appropriate these funds, but the legislation contains provisions that are designed to prevent this. Additionally, the amount appropriated may change due to fluctuations in revenue flow into the Highway Trust Fund.

     We believe that we will receive additional work from the approximately $165 billion authorized under the TEA-21 for highway construction and related services. We have a strong presence in California, which expects to receive $2.5 billion in funds over the next six years, or $800 million more than under the previous legislation. Additionally, our laboratories in California and New Jersey are certified by the American Association of State Highway & Transportation Officials. This certification is often required to bid on larger projects. However, we have no guaranty that we will secure contracts funded by the TEA-21. See "Business - Description of Engineering Services - Infrastructure Engineering Services."

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, information derived from our consolidated statement of operations, expressed as a percentage of revenue. We cannot assure you that the trends in revenue growth or operating results shown below will continue in the future.

                                                                                                         NINE MONTHS ENDED
                                                                                                            SEPTEMBER 30,
                                                                YEARS ENDED DECEMBER 31,                    (UNAUDITED)
                                                        -----------------------------------------      --------------------
                                                                                       PRO FORMA
                                                         1996             1997            1997          1997          1998
                                                        ------           ------        ----------      ------        ------
Revenue . . . . . . . . . . . . . . . . . . . . . . .   100.0%           100.0%          100.0%        100.0%        100.0%
Cost of goods sold. . . . . . . . . . . . . . . . . .    53.1             57.6            56.2          57.3          52.3
                                                         -----            -----           -----         -----         -----
Gross profit. . . . . . . . . . . . . . . . . . . . .    46.9             42.4            43.8          42.7          47.7
Selling, general & administrative expenses. . . . . .    37.3             31.4            33.8          31.0          37.9
                                                         -----            -----           -----         -----         -----
Income from operations. . . . . . . . . . . . . . . .     9.6             11.0            10.0          11.7           9.8
Interest expense. . . . . . . . . . . . . . . . . . .     1.7              1.7             1.5           1.6           1.4
Interest income . . . . . . . . . . . . . . . . . . .      .2               .1              .1            --           0.1
Forgiveness of note receivable. . . . . . . . . . . .     (.2)              --              --            --            --
Other income. . . . . . . . . . . . . . . . . . . . .      --              1.3             0.9           1.8            --
Other expense . . . . . . . . . . . . . . . . . . . .      --             (1.3)           (0.9)         (1.8)           --
Gain (loss) on sale of fixed asset. . . . . . . . . .     (.1)              .1              .2            --            --
Rental income . . . . . . . . . . . . . . . . . . . .      .1               .3              .2           0.4           0.1
Gain on sale of minority interest . . . . . . . . . .      --               .3              .2           0.5            --
Income before provision for income taxes
and minority interest . . . . . . . . . . . . . . . .     7.9             10.1             9.2          11.0           8.6
Provision for income taxes. . . . . . . . . . . . . .     4.1              4.4             3.5           4.8           3.6
Income before minority interest . . . . . . . . . . .     3.8              5.7             5.7           6.2           5.0
Minority interest . . . . . . . . . . . . . . . . . .      .7              1.0              --           1.1            --
                                                         -----            -----           -----         -----         -----
Net income. . . . . . . . . . . . . . . . . . . . . .     3.1%             4.7%            5.7%          5.1%          5.0%
                                                         -----            -----           -----         -----         -----
                                                         -----            -----           -----         -----         -----

AMORTIZATION OF GOODWILL

     On January 1, 1998, we issued 439,664 shares of our common stock to minority interest holders in exchange for all of their shares in our subsidiaries. In connection with this purchase, we recorded additional goodwill of $194,924.

     On March 25, 1998, we acquired all of the assets and certain liabilities of Wyman Enterprises, Inc. for $830,620. We recorded $511,200 in excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     The net affect of these two transactions is to increase the amortization of goodwill, which is a non-cash charge, and which will reduce future net income after depreciation and amortization by $47,075 annually over the next fifteen years.

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

     REVENUE. Revenue for the nine months ended September 30, 1998 was $8,478,329, an increase of 54% over the same period last year. The increase was primarily attributable to internal growth and marketing, and to a lesser extent, to the acquisition of Wyman Enterprises, Inc. in late March 1998.

     GROSS PROFIT. Gross profit for the nine months ended September 30, 1998 was $4,045,820, an increase of 72% over the same period last year, a portion of which was attributable to the acquisition of Wyman Enterprises, Inc., and the balance of which was due to increased volume through internal growth and marketing. Our gross margins were up for the nine months ended September 30, 1998 as a result of the economies associated with the higher sales volume.

     INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST. Income before provision for income taxes and minority interest for the nine months ended September 30, 1998 was $734,050, up 21% from the same period last year. The income before provision for income taxes and minority interest was 8.6% of sales versus 11% for the same period in the prior year. This percentage became more favorable during the summer and fall months before dropping off again in the holiday season.

     INTEREST EXPENSE. Interest expense was $118,814 for the nine months ended September 30, 1998 or a 31% increase over the same period in the prior year. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.

     NET INCOME. Net income for the nine months ended September 30, 1998 was $425,749, a 53% increase over the same period ended September 30, 1997. The increase was due primarily to the higher sales volume and the associated efficiencies. A portion of the increase in sales volume was attributable to the acquisition of Wyman Enterprises, Inc.

YEARS ENDED 1997 AND 1996

     REVENUE. Revenue for the year ended 1997 was $7.77 million, an increase of 56% over 1996. This increase of revenues was due primarily to the recognition of a full year's revenues of San Diego Testing in 1997, which was acquired in late 1996. Other factors contributing to the increase in revenues were internal growth through marketing efforts and the favorable business climate.

     GROSS PROFIT. Gross profit for the year ended 1997 was $3.3 million, an increase of 41% over 1996. This increase in gross profit was due primarily to the recognition of revenues from San Diego Testing in 1997. The gross profit margin was down approximately 4% as a percentage of sales due to more aggressive marketing and pricing tactics employed in 1997 as well as costs associated with the startup of new operations in Florida. Although the gross margins were down as a result of these tactics, the operating income was up as a percentage of sales due to the economies of scale associated with the increased volume.

     INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST. Income before provision for income taxes and minority interest in 1997 was $789,665, an increase of 103% over 1996. The increase in profits was due primarily to the economies associated with the higher sales volume as well as to the recognition of revenues from San Diego Testing for the full year in 1997.

     INTEREST EXPENSE. Interest expense was $130,605 in 1997, an increase of 55% over 1996. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.

     NET INCOME. Net income for 1997 was $364,156, an increase of 138% over 1996. The increase was due primarily to the recognition of net income from San Diego Testing for the full year in 1997 and to the greater sales volume and the resulting economies of scale.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended September 30, 1998, our net cash provided by operating activities was $392,901, an increase of 39% over the same period in 1997. In 1997, our net cash provided by operating activities was $267,586, an increase of 400% over 1996. The increase in cash provided by operations in the nine months ended September 30, 1998, compared to the same period in 1997 was due primarily to our higher earnings and improved working capital. The increase in fiscal 1997 compared to 1996 was due primarily to the same factors. The improved working capital primarily reflected an improvement in the days sales held in receivables, including collections of retentions on certain federal projects nearing completion, and, to a lesser extent, higher trade payables.

     We entered into a $1.7 million line of credit with North County Bank in May 1998. In October 1998, the $1.7 million line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit. The $500,000 line of credit expires in May 1999. The note payable is due over a sixty-month period, beginning in January 1999, with principal reductions scheduled at the rate of $20,000 per month. At December 31, 1997, we had borrowings under other lines of credit that were paid in full with this new line of credit in May 1998. There was approximately $180,000 available to us under the new line of credit as of September 30, 1998.

     This new credit agreement is personally guaranteed by Dickerson Wright and his spouse, and secured by our assets, including our accounts receivable. The maximum amount of the loan may not exceed 75% of our accounts receivable that are less than 90 days old. Interest on the loan is payable on a monthly basis at the prime rate. Further, the loan provides that we must meet certain covenants relating to, among other things, financial performance and the maintenance of certain financial ratios.

     We also have a line of credit with Bank of America in the amount of $500,000. Dickerson Wright and his spouse guarantee this line of credit. It is an unsecured note that is all due in July 2000. The note bears interest at the prime rate. There is $235,000 available on this line as of September 30, 1998.

     As set forth in Use of Proceeds, we plan to pay down our interest-bearing lines of credit to zero. This will reduce our interest expense by approximately $125,000 annually, which will positively impact income before provision for income taxes.

     We also have commercial debt that is collateralized by certain equipment in the amount of $203,258 and $351,598 at December 31, 1997 and September 30, 1998, respectively.

     During the nine months ended September 30, 1998, we invested $830,620 in cash and notes and in the purchase of capital assets, including acquisitions. We did not purchase any capital assets or make any acquisitions in 1997. We invested $62,500 in the purchase of capital assets, including acquisitions, in 1996.

     During the nine months ended September 30, 1998, our net cash provided by financing activities was $193,426, which primarily consisted of drawing down an operating line of credit. For the same period in 1997, we used net cash of $19,246 for financing activities, which primarily consisted of repaying an operating line of credit. In 1997, we used net cash of $123,947 for financing activities, which again primarily consisted of repaying an operating line of credit. Our net cash provided by financing activities was $67,422 in fiscal 1996, which primarily consisted of drawing down an operating line of credit.

     Accounts receivable as a percentage of sales increased from December 31, 1997 to September 30, 1998 due to the acquisition of Wyman Enterprises, Inc. Generally accepted accounting principles required us to add the accounts receivable for Wyman Enterprises, Inc., but did not allow us to add the sales of Wyman Enterprises, Inc. The allowance for doubtful accounts decreased from December 31, 1997 to September 30, 1998 due to the write-off of certain accounts early in this fiscal year.

     We currently intend to use approximately $2.5 million of the proceeds to fund acquisitions. Additionally, we intend to make acquisitions through other financing mechanisms such as notes and other instruments. Historically, we have been able to make acquisitions with approximately 20-50% of the purchase price in cash and the balance in non-interest bearing purchase notes over extended time frames.

     We believe that our available cash and cash equivalents as well as cash generated from operations and our available credit line will be sufficient to meet our cash requirements for at least the next twelve months. During 1999, we intend to actively continue our search for acquisitions to expand our geographical representation and enhance our technical capabilities.

YEAR 2000 COMPLIANCE

     We believe that the software packages we currently use and expect to use, and those used by our vendors prior to the year 2000, are Year 2000 compliant. We do not expect the financial impact of required modifications to this software will be material to our financial position, cash flows, or results of operations. See "Business - Information Systems and the Year 2000."

INFLATION

     Inflation does not currently affect our operations, and we do not expect inflation to affect them in the foreseeable future.

                                 BUSINESS

OVERVIEW

     U.S. Laboratories Inc. is a Delaware corporation that offers quality construction control services from conception to completion of a building project in order to verify that the project conforms to construction specifications. We analyze the soil that will be built upon to determine whether it can hold the proposed structure. We also analyze the structural strength of the concrete, masonry, and steel materials to be used during construction. We use universally recognized test procedures and laboratory equipment to perform the analyses, and all construction in the field is verified by our licensed inspectors. Our projects involve every type of construction: high-rises, low-rises, shopping centers, residential, schools, hospitals, bridges, tunnels, highways, stadiums, airports, military facilities, and many other types of public and private improvements. We work for government agencies, real estate developers, general contractors, school districts, and other types of landowners.

INDUSTRY OVERVIEW

     Numerous specialty services are provided to the construction and the related engineering and architectural design industries. We provide services in the areas of construction materials testing and engineering, geotechnical engineering and consulting services, and infrastructure engineering services, and to a lesser extent, environmental assessment services.

     Construction of a significant structure or building improvement represents a major permanent investment for any owner, whether commercial or governmental. The primary driver for materials testing, inspection services, and soil and earth analysis is an owner's concern to protect his or her investment through quality construction materials and workmanship that meet design specifications. Government agencies, architects, and engineering firms require that the quality of construction materials and on-site soil conditions be monitored in order to verify compliance with the project design conditions.

     Government agencies, owners, contractors, architects, and engineers hire materials testing and geotechnical consultants to test materials such as concrete, structural and reinforcing steel, and soil and aggregate both prior to commencing design and during the construction phase of a project. The quality of materials and their ability to conform to design specifications are critical to the future life and constructability of the facility. Three common types of construction materials and geotechnical tests are:

    - soil tests for moisture content and compaction density;

    - concrete tests for compressive strength; and

     - structural and reinforcing steel tests for tensile strength and connection strength.

     The construction materials testing and engineering industry is driven by national and local economic conditions. Most of the construction materials testing and engineering services that we provide are for projects generally within 100 miles of the office. Geotechnical engineering and consulting services are less sensitive to geographical constraints. Construction activities can develop from commercial, industrial, institutional, and governmental entities. Construction materials testing and engineering services and geotechnical engineering and consulting services are considered mature markets, and a project award is generally based on service, reputation, price, client relationship, and local competition. Delivery of services on a national basis through a network of offices is a factor considered by national clients. Expansion of construction materials testing and engineering services and geotechnical engineering and consulting services to new markets can be achieved through the acquisition of local service firms.

     In general, it has been our experience that independent engineering and consulting services for construction projects are required by owners on all new commercial and public construction projects over $1 million. Frequently, testing and inspection requirements also apply to renovation and repair projects as well. According to ENGINEERING NEWS-RECORD, a recognized trade magazine for the construciton industry, select markets in the United States are experiencing strong growth in commercial, residential, and government construction. In particular, our management believes that based on its experience southern California and Florida are currently experiencing a strong annual growth in construction spending. Since 1992, total construction revenues have increased by 9% annually. This growth is expected to continue with total construction having been forecast for 1998 at $355.7 billion. Typically, testing, inspection, and geotechnical services equate to approximately 2% of total construction costs, or $7 billion.

     The infrastructure market includes public projects in numerous areas, including the construction or remediation of highways, public transportation systems, railroads, bridges, dams, and airports. Recent federal legislation has appropriated funds for transportation infrastructure projects over the next six years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview." We currently offer infrastructure engineering services to highway construction and remediation projects. Local, state, and federal government spending heavily influence the market for engineering services in the infrastructure sector.

     Demand for environmental services is currently driven by economic and liability management considerations. Asset preservation, liability, and health related considerations have increasingly driven demand in the environmental services industry, while regulation has decreased as a factor. As a result of these market dynamics, environmental administration has become an integral component of day-to-day property management activities. Today many companies insist that environmental improvement expenditures not only satisfy regulatory compliance, but also be justifiable on other grounds, such as protecting assets, increasing workplace safety, reducing health risks, improving public relations, minimizing waste, preventing pollution, and reducing financial liabilities. We believe that we will benefit from certain rapidly growing sectors of environmental services industry. ENGINEERING NEW-RECORD estimates this sector to be approximately $16 billion annually. In addition, this industry segment is highly fragmented and management believes that the industry presents many favorable opportunities for growth through acquisitions.

BUSINESS STRATEGY

     Our strategic goal is to be a leading provider of construction materials testing and engineering services, geotechnical engineering and consulting services, and infrastructure engineering services through the consolidation of independent companies and internal growth. We achieve our business objectives through strategic acquisitions, emphasis on premium national accounts, expansion of infrastructure engineering services, the balance of public sector and private industry clients, expansion of international services, and expansion of domestic geographic markets.

     PURSUE STRATEGIC ACQUISITIONS. We believe that the industry for engineering services is fragmented and that there are opportunities to acquire local engineering services companies. We anticipate that one or more acquisition opportunities may become available in the near future. If so, we intend to pursue them actively. We estimate that there are 3,500 companies whose businesses are complementary to ours. We further believe that our existing infrastructure provides a platform for tuck in acquisitions of regional and local companies. A tuck in acquisition is one in which we integrate the acquisition with our existing regional management.

     We believe our expertise in identifying, completing, and integrating acquisitions provides us with a competitive advantage in entering new geographical markets. We plan to apply our expertise in assimilating acquired companies' personnel and branch operations into our existing infrastructure and expanding acquired companies' service and product offerings to existing clients. This will strengthen our position as an industry consolidator through acquisitions that meet our operating, financial, and geographic criteria. Since 1993, we have followed a strategy of controlled growth through acquisitions by completing three acquisitions in the first half of 1998 and one acquisition in 1996. Since 1993, we have completed a total of five acquisitions. We have also expanded our service mix by adding building condition surveys, construction administrative services, and environmental assessment services.

     For example, in 1998, we made a tuck in acquisition in Jupiter, Florida. We paid $35,000 for a client base that our management anticipates will generate in excess of $500,000 in annual sales. Additionally, we secured the services of a key employee to run that satellite operation. In New Jersey, we made an acquisition of two satellite offices from a national competitor in May 1998. We estimate that the client base acquired in this transaction should generate in excess of $750,000 in annual sales and annual net profits of $75,000 to $110,000.

     In analyzing new acquisitions, we normally pursue acquisitions that either provide the critical mass to function as a profitable, stand-alone operation, or are geographically situated so that they can be integrated into our existing locations. If we acquire a stand-alone operation, it must possess an experienced management team thoroughly committed to going forward with us. We also must identify how the profitability of a new acquisition can be improved as part our operations through the integration of the new personnel into our management systems as well as the expansion of the service and product offerings to existing clients. We believe we can improve the operations of our acquisitions by providing superior marketing and sales support, customer service, cash management, financial controls, and human resources support.

     Since 1993, we have implemented this strategy, the key elements of which are designed to establish a national infrastructure of branch office locations and diversify our service offerings. We currently operate facilities serving San Diego, Riverside, San Bernardino, Orange, and Los Angeles counties in southern California; the New York City metropolitan area and northern New Jersey; Atlantic City and central New Jersey; Philadelphia and southwest New Jersey; and Miami, Fort Lauderdale, Palm Beach, Jupiter, and Orlando, Florida.

     TARGET PREMIUM NATIONAL ACCOUNTS. As a result of our acquisition strategy, we expanded our service offerings and client base. This has resulted in our ability to attract premium national accounts such as Home Depot, Marriott, Target, Wal-Mart, Disney, and Nordstroms. We expect these opportunities to continue at an accelerated rate.

     INCREASE INFRASTRUCTURE ACCOUNTS. The successful implementation of strategies designed to increase service offerings has resulted in our ability to capitalize on certain high-growth market opportunities. We believe that we are well positioned to take advantage of the approximately $165 billion authorized under the TEA-21 for highway construction and related services. Our advantages include a strong presence in California, which expects to receive

$2.5 billion in funds over the next six years, or $800 million more than under the previous legislation. However, we have no guaranty that we will secure contracts funded by the TEA-21.

     BALANCE PUBLIC SECTOR AND PRIVATE INDUSTRY SERVICES. We continue to successfully maintain a balance between business from the public sector and private industry clients. The private industry sector allows us to take advantage of increases in private construction during times of economic expansion. The public sector clients provide us a continued revenue source during times of economic slowing because public sector projects are not as sensitive to downturns in the economy as private industry projects.

     EXPAND GEOGRAPHIC MARKETS. We are targeting ten geographical areas for expansion. We believe that one key executive can efficiently manage an operation with $10 million in annual sales. Additionally, as each operating division grows, it will continue to reduce overhead as a percentage of sales. Further, because we provide ancillary administrative support necessary to run each division, our division level executives are encouraged to manage these operations in a more decentralized fashion. Consequently, our division level managers can react to regional business practices and traditions. We are committed to future expansion and have targeted the West Coast and the Mid-Atlantic regions for expansion.

DESCRIPTION OF ENGINEERING SERVICES

     Our service to clients begins before an actual construction project commences. We evaluate construction sites, building plans, and designs to assure compliance with the approved construction documents for the proposed facility. Our licensed engineers perform structural evaluations with a licensed engineer. We assess the building site by testing the soil and the materials. We also evaluate the impact on the environment. We do this to detect any potential problems with the proposed site that could prevent or complicate the successful completion of the project. In addition, we evaluate the onsite building conditions and recommend optimum methods and materials for building foundations, site preparation, and excavation. We provide these services on an integrated start to finish basis designed to guide clients through each phase of a construction project. We become an integral part of the client's project team, offer a comprehensive quality control program, and create value by delivering quality control and problem solving in a cost-effective manner to meet clients' time and budget requirements.

     When construction commences, we begin onsite consulting by monitoring construction quality. We visually inspect each phase of the construction project, including excavation, foundations, structural framing, mechanical heating and air conditioning systems, electrical systems, underground utilities, and roofing. Where applicable, we may use additional methods to test materials and work quality. Testing of the metals, concrete, and other materials used in construction continues through each phase of the project. We are comprehensively involved during the construction phase to assure compliance with the design specifications and to monitor the overall quality of work.

     During construction, we actively maintain contact with client project managers. Problems detected or anticipated are identified, and we assist clients in determining appropriate, cost effective solutions. We periodically provide construction progress inspections and assessment reports. When a project is complete, we prepare an evaluation report of the project and certify the inspections for the client. We will also perform final inspections to determine the moisture resistance of windows, doors, foundations, and roofing. After construction, we offer periodic building inspection services to assure that the building is being maintained in accordance with applicable building codes to assure maximum building life. We may also perform indoor air and water quality tests during this period.

     CONSTRUCTION MATERIALS TESTING AND ENGINEERING SERVICES. We provide testing and client representative services related to concrete and steel materials used in the construction industry. From the preconstruction stage of evaluating materials to the completion of the project, our range of services supporting construction projects include quality assurance and quality control, construction specifications, test evaluations, materials performance documentation, and problem solving. We conduct these services in our laboratories prior to and during construction, in the fabrication plant, and at the construction site.

     Our expertise in these areas provide valuable assistance to clients in the construction of major buildings of all types and sizes including industrial, office, retail, medical, school, military, and governmental, as well as highways, railroads, dams, bridges, transmission towers, airports runways, water supply facilities, wastewater treatment facilities, dock and waterway facilities, solid waste landfills, power plants, and many other structures. Potential clients include architects, engineers, contractors, commercial developers, local, state, and federal government agencies, corporations, and other user-owners.

     We provide testing of concrete and structural and reinforcing steel through proven systematic methods and procedures of quality control management. We customize project work to meet our clients' specific needs. We deliver materials testing services on-site for the duration of a construction project, giving us a competitive advantage over other providers. Concrete is tested during and after placement to measure the consistency and strength of concrete. Architects or engineers develop specifications for the design of the structure or foundation, and we verify them during construction.

     We also test steel structures for compliance. While many steel tests and inspections are performed at the project site, tests and inspections are also done at the steel fabrication plant, where the process can be monitored and imperfections can be corrected before shipment to the project. Concrete and steel samples collected in the field are transported back to our local laboratory for analysis. Field representatives are deployed to the job site from the nearest area office providing these services. Typically, a 100-mile radius is the most economically feasible distance for providing these services. Therefore, we only provide these services in areas with construction activities to support the necessary operational resources. Periodically, field offices are established to accommodate large projects.

     All our field personnel work directly under the supervision of licensed civil/geotechnical engineers. These engineers actively participate in American Society of Civil Engineers, American Council of Independent Laboratories, American Public Works Association, and other similar professional groups in order to remain current with changes in the industry. As members of the International Conference of Building Officials, our personnel receive notification of all code changes. All field personnel must maintain and renew licenses in their respective areas of inspection. All laboratories are inspected biannually by the Cement and Concrete Reference Laboratory of the National Institute of Standards and Measures. Additionally, our laboratories participate in proficiency programs conducted by CCRL and the American Association of State Highway & Transportation Officials.

     INFRASTRUCTURE ENGINEERING SERVICES. We provide inspection and testing services similar to those provided to our construction materials testing and engineering services and geotechnical engineering services clients. These services are provided to support the planning and construction of the transportation network including highways, bridges, piers, tunnels, airports, and other similar structures; dams, drainage basins, and storm water facilities; waste treatment facilities; and utility transfer systems. One advantage we have is that our laboratories in California and New Jersey have been certified by the American Association of State Highway & Transportation Officials. This AASHTO certification is often required in order to bid on infrastructure projects, especially the larger projects. We believe that demand for these services will increase in the future as the country repairs its deteriorating infrastructure and as funding becomes available as a result of Congress' recent TEA-21 funding package authorizing approximately $165 billion for highway and infrastructure improvements. As we have become active in providing infrastructure engineering services, we believe we will receive additional work from the substantially increased expenditures projected for transportation construction.

     GEOTECHNICAL ENGINEERING AND CONSULTING SERVICES. Our geotechnical engineering and consulting services involve the analysis of soil data and design of structures supported on or within the earth. Geotechnical services begin with the project planning and design phase of a project, extend through construction, and often continue through the service life of a structure. Geotechnical engineers, geologists, and earth scientists conduct tests on the soil, rock, and groundwater to determine whether sites are suitable for the proposed new construction. Our professionals have expertise in soil and rock mechanics, geophysics, and earthquake engineering. The design of a subsurface program requires familiarity with local geology and a thorough knowledge of economical construction methods. Our offices are staffed by professionals with local expertise in a wide variety of soil conditions.

     Soil tests are performed to determine soil compaction characteristics both before foundation design and after excavation or soil placement have taken place. The purpose of these tests is to determine the stability and load-bearing characteristics of a soil before, during, and after construction. We use the expertise of our geotechnical engineers, geologists, and experienced field drilling personnel to design a field exploratory program. The field data and samples are brought to our soil laboratories for further testing and evaluation. The information obtained during the field exploration and laboratory testing is used to provide the client with cost-effective designs for high-rise building foundations, site improvements, tunnels, dams, manufacturing facilities, landfills, bridges, and many other structures. We also provide specific recommendations to avoid delays and cost overruns during construction, particularly in the weather-dependent site preparation phase of a project. An engineering report is prepared under the direction and review of a licensed professional engineer familiar with the particular geologic conditions and engineering requirements for the project.

OTHER SERVICES AND PRODUCTS

     In addition to the core services described above, we maintain specialized services that can be integrated with the overall needs of our clients. This is part of our overall business strategy to build and maintain client relationships while adjusting to the market demand for professional services. Most of these services have either developed within the last five years or been obtained through recent acquisitions. The following is a description of some of the non-core services we offer to complement our core business.

     BUILDING CONDITION SURVEYS. As part of our integrated service strategy for commercial and industrial clients, we also offer building condition surveys. As a general rule, building condition surveys involve an evaluation of the facility's heating, ventilation, and lighting systems, water services, roofing system, and structural or architectural construction or both. This service is frequently associated with the purchase of real estate where the purchaser requires an evaluation of operation and maintenance exposures of property prior to closing. These services are also integrated with our other commercial and industrial project services such as Phase I and Phase II environmental assessments, asbestos assessments, and indoor air quality consulting. We are in the process of promoting and developing building condition surveys on a national level.

     CONSTRUCTION ADMINISTRATIVE SERVICES. Our services also include construction administrative services. These services range from acting as the client's field representative during construction to overall responsibility for the project's quality issues. The client representative assures that the construction is done according to the plans and specifications developed by either the architect or engineer. These services are typically billed on either daily rates or hourly rates plus expense reimbursement.

     An example of these services is a recent long-term contract to act as the Orange County, Florida's school district field representative for all of its new construction and building maintenance. In the case of this school district, which encompasses the entire city of Orlando, we act like a building department: reviewing plans, conducting inspections, and certifying compliance with codes.

     ENVIRONMENTAL ASSESSMENT SERVICES. The majority of our project activities within this segment focus on identifying potential environmental hazards and risk exposures. We provide environmental consulting services to corporate and governmental clients. Many of these clients are large regional and national corporations with multi-site consulting needs. Client relationships and quality of service delivery primarily drive the market for these services.

CONTRACTUAL ARRANGEMENTS

     We often provide services for our major clients under arrangements involving continuing service agreements. These arrangements are usually on a time-and-materials, cost-plus-fixed-fee, or a fixed-price basis, and are usually terminable on advance notice by either party. In 1998, approximately 60% of our projects were on a time-and-materials basis, under which we billed our clients at fixed hourly rates plus subcontracted services and materials used. In 1998, an additional 25% of our work was performed under cost-plus-fixed-fee agreements where we and the client agreed to a budgeted contract, but the client covered overruns and was credited for any savings realized under budget.

     Fixed-price arrangements, under which we perform a stated service for a set price regardless of the time and materials cost involved, represented approximately 15% of our business in 1998. This percentage may significantly change from time to time in the future. Although this type of contract does carry the risk that the cost to us for performing the agreed-upon services may exceed the set price, a fixed-price also has the benefit of potentially higher profit created by all savings under the contract amount. With military projects, we have used fixed-price contracts very successfully where very detailed project plans and specifications are available. When quoting a fixed-price contract, our marketing personnel provide detailed breakdowns of all phases of the work specified including man-hours, tests, and construction schedule assumptions. The fixed-price contract is thus based upon a clearly defined scope of work and contract duration. During the course of the project this scope of work and contract duration is constantly monitored, and any expansion of the scope of work or contract duration is billed as an extra to the contract.

     We have undertaken, and may undertake in the future, projects in which we guarantee performance based upon defined operating specifications or guaranteed delivery dates or both. Unsatisfactory performance or unanticipated difficulties in completing these projects may result in client dissatisfaction and a reduction in payment to us or payment of damages by us to our clients or other persons. Either of these results could have a material adverse effect on our financial condition or results of operations. Certain contracts involving government agencies are priced at cost or agreed upon labor rates plus overhead. Our overhead rates are subject to audit and could result in price reductions associated with disallowed overhead costs or methods used to derive overhead rates.

MARKETING AND SALES

     We provide our professional consulting, engineering, and testing services in the construction industry to Fortune 500 companies, ENGINEERING NEWS-RECORD top 400 contractors and construction engineering firms, small companies, real estate property owners and managers, and federal, state, and local governments. Our contracts are obtained by our sales staff through relationship building followed by proposals and bidding. The current sales staff consists of one to two sales representatives in each of our locations, and estimators as well as clerical staff back up these sales personnel. Referrals from existing and former clients, architects, and engineers are a significant source of contract leads. Clients are often interested in more than one of our services. We have been able to sell construction materials testing and engineering services, geotechnical services, and environmental services, to the same clients.

     We presently market our services through our subsidiaries. Direct marketing is accomplished by technical sales representatives, technical personnel, and management personnel who routinely call on prospective clients. We also utilize government and industry publications to identify potential services and requests for project proposals for submission of competitive bids.

     Recent trends in the engineering and consulting market require that a service provider commit considerable resources toward maintaining and developing client relationships. This shift from project-specific to long-term client relationship partnering requires a service provider to dedicate both technical and marketing resources toward tailoring services for a client. It also requires the provider to maintain a broad range of responsive, quality services. The rewards of this client relationship partnering and quality, service-focused programs are continued revenues from repeat customers and, in many instances, sole source solicitation and award of work to the firm.

KEY CLIENTS AND PROJECTS

     Our services and products are applicable to a full range of business, manufacturing, institutional, and government sectors. However, based on demand for our services, existing relationships, and revenue generation potential, we target real estate management and development firms, large general contracting firms, large construction management firms, national corporate owners/users, state transportation agencies, municipalities, public school systems, public housing authorities, and the U.S. Department of Defense as key client sectors for development.

     Our client list is comprised of hundreds of different customers. We serve the private commercial market, the public sector, and a variety of public interest or non-profit organizations. In 1998, no single customer accounted for more than 5% of our revenues. The following is a representative list of our clients.

                              PRIVATE COMMERCIAL CLIENTS
          Wal-Mart                                                 Nordstroms
          Neiman Marcus                                            Home Depot
          Saks Fifth Avenue                                      Circuit City
          Lord & Taylor                                              Marriott
          Hilton Hotels                                           Walt Disney
          Claridge Casino Atlantic City                    Bally's Park Place
          Sea World San Diego                       Universal Studios Orlando
          Lockheed Martin                                    Sports Authority
          Rite-Aid                                              Target Stores

                               PUBLIC INTEREST CLIENTS

          Giants Meadowlands                    California State Universities
          San Diego Qualcomm Stadium                     Princeton University
          Florida Panthers Ice Hockey                University of California

                                PUBLIC SECTOR CLIENTS

          New Jersey Turnpike Authority               Port Authority New York
          New Jersey Transit Authority              Port Authority New Jersey
          New Jersey Sports & Expositions                            CalTrans
          City of Los Angeles                               City of San Diego
          San Diego County                                 Los Angeles County
          United States Navy                      Port Authority of San Diego

     One marketing and operational goal we have worked towards is an equal balance between private industry and public sector work. We have maintained this goal although the percentage breakdown in the three regional areas we serve has varied. In Southern California, the split between private industry and public sector work has been evenly split. In the New Jersey area, approximately 25% of the work has been private industry and 75% public sector. In Florida, our market has been approximately 75% private industry and 25% public sector.

     The following is a representative list of the projects for which we have provided engineering services.

NEW JERSEY                                                   FLORIDA                                   SOUTHERN CALIFORNIA

                                                 OFFICE BUILDINGS/HIGH-RISES

Hoffman-LaRoche                                                 IBM                                                      Sony
Merck & Company                                               Motorola                                                 Uniden
Liberty Plaza                                             Kemper Insurance                                  Johnson & Johnson

REGIONAL SHOPPING MALLS

Monmouth Mall                                         Plantation Fashion Mall                             Fashion Valley Mall
Sheridan Plaza                                            Hollywood Mall                                         Horton Plaza
Garden State Plaza                                       Sawgrass Mills Mall                                  Seaport Village
Paramus Park                                             Pembroke Lakes Mall                          University Towne Centre
Jersey Garden Mall                                                                                          North County Fair

                                                      HOTELS/AMUSEMENT PARKS

Bally's Park Place                                        Universal Studios                                         Sea World
Caesar's Hotel/Casino                                       Disney World                                      Marriott Towers
Six Flags Great Adventure                                  Marriott Inns                               Hyatt Regency Aventine
Claridge Hotel & Casino                                  Loew's Miami Beach                             Sheraton Torrey Pines

                                                          UNIVERSITIES

Princeton University                                    Palm Beach College                        California State University
Farleigh Dickenson University                        Broward Community College                       University of California
Rutgers University                                   Florida Atlantic University                      University of San Diego

                                             GOVERNMENT/MUNICIPALITIES/SCHOOL DISTRICTS

FAA                                                   Homestead Air Force Base                                   MCAS Miramar
Casino Development Authority                   Florida Department of Transportation                          NAS North Island
New Jersey Transit                                      Orange County Schools                              MCS Camp Pendleton
New Jersey Veterans Administration                      Ft. Lauderdale Museum                       San Diego Unified Schools
New Jersey Water District                            Miami/Dade County Schools                               Coronado Schools
                                                       Plantation City Hall
                                                    Kravis Center Performing Arts

                                                              HOSPITALS

Englewood Hospital                                       Kendall Reg. Center                              Children's Hospital
Hackensack University Hospital                            Holy Cross Cancer                                   Kaiser Hospital
Passaic General Hospital                              Sunrise Medical Center                                   Scripps Clinic
Palisades General Hospital                            Holy Redeemer Hospital                                    UCSD Hospital
Morristown Memorial Hospital                                                                            Balboa Naval Hospital
Scripps Memorial Hospital

                                                        PUBLIC FACILITIES

Princeton Stadium                                      Florida Panther Arena                       San Diego Qualcomm Stadium
Giants Meadowlands Stadium                                                                        San Diego Convention Center

EXAMPLE OF CLIENT ENGAGEMENT

     One of our recent high profile projects was the expansion and redevelopment of Fashion Valley Regional Shopping Mall, a $200 million, two-year project in San Diego. The client was the owner of the shopping center, a partnership between Lend Lease Development, an international real estate conglomerate, and Equitable Life. We provided geotechnical services, and construction materials inspections and testing for seven parking structures and the construction of a second retail level over the existing shopping mall. Geotechnical services involved compaction testing for foundations and footings, trenches, and driveways. The parking structures were poured in place concrete and precast concrete panel construction over driven concrete piles. Not only were concrete quality control inspection and compression testing required, but masonry and structural steel inspections were also needed. The second story mall was of steel frame construction, and therefore sophisticated welding and structural steel inspections were required as well as concrete, masonry, fireproofing, roofing, and waterproofing inspection and testing.

     Because the existing business within the mall remained open for business during construction, much of the concrete and structural steel work was completed between 10:00 p.m. and when the stores opened the following morning. In addition to providing services for the parking structures and the mall expansion, we also contracted with Nordstroms to provide similar services for the reconstruction of this anchor tenant. Our total fees on the project approached one million dollars. All work was performed on a time and materials basis at negotiated rate levels and estimated budgets. On peak activity days as many as eight of our inspectors or technicians worked at Fashion Valley supported by the engineering and laboratory staffs.

INFORMATION SYSTEMS AND THE YEAR 2000

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems or software or both may need to be upgraded to comply with Year 2000 requirements. We have assessed our management information systems and do not currently expect that any material expenditure will be required in connection with the modifications that will be required for these systems. Moreover, we have recently implemented or are in the process of implementing new systems that are already Year 2000 compliant and we do not believe that the total cost of any potential modification of such management information systems will be material. There can be no assurance that we or our vendors will be able to successfully modify on a timely basis our or their respective management information systems to comply with Year 2000 requirements.

     We are currently converting our accounting and management information systems to a system consisting of new hardware and packaged software recently purchased from a large recognized industry vendor, Sage Software, Inc., who has represented that these systems are Year 2000 compliant. Our remaining operations are generally dependent only on personal computers and off-the-shelf commercial word processing, drafting, spreadsheet, and engineering software. Year 2000 compliant versions of these systems are currently available, and we will convert to these compliant systems over the next year and a half as we upgrade our operational personal computer systems in the ordinary course to the most recently issued software releases.

     We have expanded substantially over the past several years, primarily as a result of acquisitions. The process of integrating acquired businesses has placed significant demands on our management information systems. To address these demands, we are in the process of upgrading and replacing our management information systems. This process of upgrading and replacing our management information systems has required, and will continue to require, substantial attention from members of senior management. We are within 90 days of completing systems upgrades to our management information systems, and the upgrade is 60% complete, but no assurance can be given that such system upgrade will be completed successfully. Our failure to successfully upgrade our management information systems could have a material adverse effect on our results of operations.

OFFICE AND SUPPORT SERVICES

     We operate through eight offices located in three states. The office is our basic economic and functional unit through which all services are provided. Personnel located in each office are experienced in developing and implementing solutions, which meet the requirements of local regulations. We monitor all offices through a subsidiary president. Each of our subsidiaries is responsible for introducing new services to customers, managing projects within budget, and meeting pre-established quality control standards. Each subsidiary also has dedicated sales and marketing staff. We provide each subsidiary with accounting, administration, and human resources support.

BACKLOG

     Backlog includes anticipated revenue from services on major long-term contracts or continuing service agreements that provide for authorization of funding on a task or fiscal period basis. Excluded from backlog are anticipated revenues from smaller projects done without long-term contracts or service agreements. At September 30, 1998, we had approximately $7.2 million of gross revenue backlog compared to $4.2 million at September 30, 1997. The September 30, 1997 backlog figure includes the backlog of Wyman Enterprises, Inc. before our acquisition of all of its assets and certain of its liabilities.

     We bill for our services monthly for work completed during the previous month. All billing is done on the regional level, and all accounts receivable responsibilities are also handled on the regional level with overall supervision from our headquarters. Collection periods for our receivables range between 70 and 75 days. An allowance for doubtful accounts is typically established equivalent to one percent of gross revenues.

SEASONAL FACTORS

     Due primarily to more holidays and inclement weather conditions, our operating results during January, February, and December are generally lower in comparison to other months. Because all field and most lab personnel are paid on an hourly basis, we can reduce expenses for direct labor as the workload decreases. Historically enough work exists during the slow months to retain the hourly work force at reduced levels until volume increases after the winter months.

COMPETITION

     The services that we provide are subject to intense competition. In addition to the thousands of small consulting and testing firms operating in the United States, we compete with several national engineering and consulting firms including Law Companies Group, Inc.; Harding Lawson Associates Group, Inc.; Dames & Moore, Inc.; and Professional Service Industries, Inc.

     Certain of our present and future competitors may have greater financial, technical, and personnel resources than us. We cannot predict the extent of competition that we will encounter in the near future as construction materials testing and engineering, infrastructure, geotechnical and environmental services industries continue to mature and consolidate. Historically, competition has been based primarily on the quality, timeliness, and costs of services. Our ability to compete successfully will depend upon our marketing efforts, our ability to accurately estimate costs, the quality of the work we perform, our ability to hire and train qualified personnel, and the availability of insurance.

ORGANIZATION

     We were established in 1993 as a Delaware corporation to acquire regional engineering services firms. Currently, we are comprised of four operating units and the holding company.

     Professional Engineering is a Florida corporation that was founded in 1984 and is located in south Florida. Professional Engineering's core business is to provide geo-technical engineering, construction testing and inspection, structural engineering and design services. Over the past ten years Professional Engineering has successfully provided professional services on over 2,000 projects with construction budgets from $500,000 to $200,000,000. U.S. Labs acquired Professional Engineering in 1994.

     U.S. Engineering is a Delaware corporation that has three locations in New Jersey and was founded 1993 to provide construction engineering, inspection, and testing services to northeast clients. At present U.S. Engineering is one of the largest operations of its type serving the Metropolitan New York, New Jersey, and Philadelphia region.

     San Diego Testing is a Delaware corporation that was founded in 1946 and has provided engineering and consulting services to the Southern California construction industry for over 50 years. San Diego Testing was acquired by us in 1996 and provides engineering, testing, and inspection services identical to those provided by Professional Engineering and U.S. Engineering.

     Wyman Enterprises, Inc. was founded in 1973, and currently serves the southern California and Mexican border market and is licensed in Nevada. Substantially all the assets and certain of the liabilities of Wyman Enterprises, Inc. were acquired by Wyman Testing, a subsidiary of ours, in 1998, and Wyman Testing was subsequently merged into the operations of San Diego Testing.

     In August 1998, we formed another subsidiary, Los Angeles Testing Engineers, Inc., for a new office in Irvine, California. This subsidiary has not made a material contribution to our results of operations.

INSURANCE

     We have a claims made professional liability insurance policy, which includes contractor's pollution liability coverage. The professional liability insurance policy has a two-year term, ending in November 1999, which is subject to biennial renewal, with a two-year, per-claim, and aggregate limit of $2 million, and a deductible of $20,000 per claim. Increased limits have been obtained on a specific endorsement basis to meet the needs of particular clients or contracts. A claims made policy only insures against claims filed during the period in which the policy is in effect. This policy covers both errors and omissions.

     We currently have no professional liability claims pending and we are unaware of any other claims that will have a material adverse effect of our operations or financial condition. Although various claims have been made in the past against our professional liability policy, to date no such claim has ever resulted in an uninsured loss.

     We also carry an occurrence basis general liability insurance policy in the amount of $2 million, with a $5 million umbrella. This coverage includes products/completed operations. The general liability insurance policy has a one-year term, ending in January 2000 and is subject to annual renewal. Our policies have been renewed in each of the years that they have been in effect.

     In addition, we have secured a claims made directors and officers' liability insurance policy with an aggregate limit of $2 million, which will increase to $6 million at the initial public offering. This policy has a one-year term that expires in October 1999. We can make no assurance that insurance coverage will continue to be renewed or available in the future or offered at rates similar to those under the current policies.

     In August 1998, we obtained key person life insurance policies on the lives of Dickerson Wright, Martin Lowenthal, Mark Baron, Christopher O'Malley, and Gary Elzweig. According to the provisions of those policies, our company is the beneficiary in the amount of $2,650,000, $650,000, $300,000, $300,000, and $1,000,000, on the lives of Messrs. Wright,
Lowenthal, Baron, O'Malley, and Elzweig, respectively.

GOVERNMENT REGULATION

     Except for state licensure requirements for the engineering component, there is limited regulation of the construction materials testing and engineering or geotechnical consulting service industries. Industry standards are set by agencies, including the American Society of Testing Material, the American Association of State Highway & Transportation Officials, the American Concrete Institute, and the American Welding Society. State and local building codes, the stringency of which varies by location, however, govern construction projects themselves.

PERSONNEL

     We employ approximately 200 regular, full-time employees, including 170 engineers, inspectors, and field lab technicians and 30 administrative personnel. None of our employees are presently represented by a labor union. We believe that relations with our employees are good.

FACILITIES

     We own no real estate, and all of our locations are leased from independent third parties as follows:

LOCATION                                    FOOTAGE          LEASE EXPIRATION
--------                                    -------          ----------------
South Coast Florida Office:                  7,600               July 2000
4350 West Sunrise Boulevard
Plantation, Florida

Central Coast Florida Office:                1,600               June 2000
1001 Jupiter Park Drive
Jupiter, Florida

Central Florida Office:                      3,000               Month-to-month
6220 South Orange Blossom Trail
Orlando, Florida

North New Jersey Office:                     7,000               June 1999
903 E. Hazelwood Avenue
Rahway, New Jersey

New Jersey Coast Office:                     2,000               March 1999
2511 Fire Road
Egg Harbor, New Jersey

South New Jersey Office:                     3,700               May 2001
443 Commerce Lane
West Berlin, New Jersey

Southern California Offices:                 11,000              May 2003
7895 Convoy Court
San Diego, California

17905 Skypark Circle                         3,200               August 2001
Irvine, California

LEGAL PROCEEDINGS

     As of the date of this prospectus, we are not a party to any material legal proceedings. Notwithstanding this, from time to time, we may be involved in material litigation.

                                     MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers and their ages and positions held with us are as follows:

NAME                                AGE       POSITIONS
----                                ---       ----------
Dickerson Wright(1). . . . . . . .   52        Chief Executive Officer, President,
                                               and Chairman of the Board of
                                               Directors

Gary H. Elzweig. . . . . . . . . .   43        Executive Vice President and
                                               Director

Donald C. Alford . . . . . . . . .   54        Executive Vice President and
                                               Director

Mark Baron . . . . . . . . . . . .   43        Executive Vice President and
                                               Director

Martin B. Lowenthal. . . . . . . .   42        Executive Vice President and
                                               Director

James D. Wait. . . . . . . . . . .   45        Chief Financial Officer, Secretary,
                                               and Director

Thomas H. Chapman. . . . . . . . .   68        Director

James L. McCumber. . . . . . . . .   51        Director and Member of Audit Committee

Robert E. Petersen . . . . . . . .   52        Director and Member of Audit and Compensation Committees

Noel Schwartz. . . . . . . . . . .   71        Director and Member of Compensation Committee

Irvin Fuchs. . . . . . . . . . . .   72        Director

     Each of our directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal. The underwriters have the right to observe board meetings for a period of five years following the offering. We intend to maintain at least two independent directors on our board.

     Dickerson Wright, P.E., is our founder and has served as our chairman of the board of directors and president since our incorporation in October 1993. Mr. Wright is a registered professional engineer with a history of building and managing engineering service companies and over 25 years experience in the independent testing and inspection industry. Prior to founding our company, he was the co-owner and executive vice president of American Engineering Laboratories and a senior executive with Professional Service Industries. Mr. Wright also served as president and chief executive officer of Western State Testing, as national group vice president of United States Testing Company, and as executive vice president of Professional Service Industries during this period of time.

     Gary H. Elzweig, P.E., is a co-founder of Professional Engineering and has served as president of Professional Engineering since its incorporation in March 1987. Mr. Elzweig has served as our executive vice president and director since May 1998. He is a registered professional engineer with over 20 years of experience in engineering, design, and testing. Mr. Elzweig earned his Bachelor's Degree from Columbia University, School of Engineers in 1977. Mr. Elzweig also serves as Chairman of Broward County's Board of Rules and Appeals Foundations Subcommittee, and Building Envelope Subcommittee.

     Donald C. Alford has served as our executive vice president and director since May 1998. Mr. Alford was an owner of Wyman Enterprises, Inc. and served as its vice president and chief financial officer from April 1996 until its acquisition by U.S. Labs. Mr. Alford continued to work for U.S. Labs as an officer of Wyman Testing after the acquisition of Wyman Enterprises, Inc. Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as president of
Procom Supply Corporation, a wholesale distributor of telephone equipment.
Mr. Alford also served as managing partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

     Mark Baron has been president and director of San Diego Testing since May 1998 and has served as our executive vice president and director since May 1998. Mr. Baron also was employed in the position of manager of business development with Professional Service Industries from November 1989 to October 1996. He has over 20 years experience in the construction industry. Mr. Baron is a certified OSHPD Class A Construction Inspector.

     Martin B. Lowenthal is president and a director of U.S. Engineering and has served as our executive vice president and director since May 30, 1998. Mr. Lowenthal has served as president and director of U.S. Engineering since November 1994 and as secretary of U.S. Engineering since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He has overseen engineering and testing operations in six states, including New Jersey, New York, Delaware, Pennsylvania, Maryland, and Virginia.

     James D. Wait has served as our chief financial officer, vice president - finance and treasurer and director since May 1998. Prior to joining us, Mr. Wait served as president of Tayside Development, a real estate consulting firm, from January 1993 to December 1996. Mr. Wait also served as treasurer of Horizon Communities, Inc., a real estate development company, from December 1996 to October 1997 and as treasurer of The Encinas Group, a real estate development company, from November 1997 to April 1998. Prior to 1993, Mr. Wait acted as the chief financial officer and treasurer for 16 years for R.B. McComic, Inc. and The Gentry Company. Mr. Wait is a certified public accountant, licensed in the state of California since 1981.

     Thomas H. Chapman, R.C.E., has served as a director of San Diego Testing since March 1997 and has served as one of our directors since May 1998. Mr. Chapman previously served as president of San Diego Testing from March 1997 to May 1998 and has been employed by San Diego Testing since May 1997. Mr. Chapman originally joined the predecessor to San Diego Testing in 1968 and eventually left San Diego Testing in 1989 when he went to work for Law Engineering. He served as the office manager for Law Engineering until he rejoined San Diego Testing in 1997. He is currently a vice president of San Diego Testing. Mr. Chapman has been involved in several notable projects in San Diego, including the San Diego Convention Center, the Hyatt Regency Hotel, the City Front Terrace, and One Harbor Drive. Mr. Chapman earned his degree in Civil Engineering from San Diego State University and is a California Registered Civil Engineer.

     James L. McCumber is the chairman, chief executive officer, and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been one of our directors since May 1998. Additionally, he serves as a committee man for the United States Golf Association.

     Robert E. Petersen has served as one of our directors since May 1998. Mr. Petersen has served as president of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as senior vice president and chief financial officer of Collins Development Co. and vice president of La Jolla Development Co., both of which of are real estate development companies, since October 1983.

     Noel Schwartz has been one of our directors since July 1998. Mr. Schwartz has served in the engineering and research industry since 1952. Between 1952 and his retirement in 1988, Mr. Schwartz held positions with United States Testing Company such as consumer research division manager, director of research, vice president of operations-laboratory group, senior vice president-laboratory services division and finally, president-laboratory services division. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the board of directors.

     Irvin Fuchs is a registered professional engineer (retired). Mr. Fuchs has been one of our directors since July 1998. Mr. Fuchs has served in the engineering and research industry since the early 1950's. Before his retirement in

1992, Mr. Fuchs held several positions with United States Testing Company, including division manager-engineering services, division manager-commercial engineering and testing, senior vice president-engineering services group, and president-engineering services group. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the board of directors.

DIRECTOR COMPENSATION

     We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the board. Beginning in December 1998, we began compensating non-employee directors $500 for each board meeting attended. In 1998, under the 1998 Stock Option Plan, each non-employee director received an option to purchase 5,000 shares of common stock at an exercise price of $6.00 per share. Directors who are members of our subsidiaries' boards received an additional grant of an identical option to purchase 5,000 shares for each board membership. In the future, a director who is first elected to the board may receive an option to purchase shares of common stock for the first year of the director's board term. The board has not yet determined the number of option shares that each director will receive for each additional year the director remains on the board. These options will have an exercise price equal to 100% of the fair market value of the common stock on the grant date.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing compensation committee currently composed of Messrs. Wright, Petersen, and Schwartz. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The committee is also responsible for granting stock awards, stock options, stock appreciation rights, and other awards to be made under our existing incentive compensation plans. We also have a standing audit committee composed of Messrs. McCumber and Petersen. The audit committee assists in selecting our independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or you for monetary damages for breach of fiduciary duty as a director except for liability:

     -    for any breach of the director's duty of loyalty to us or you;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends or unlawful stock purchase or redemption; or

     - for any transaction from which the director derived any improper personal benefit.

     Our amended and restated certificate of incorporation also provides that we will indemnify our directors, officers, employees, and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of U.S. Labs pursuant to the foregoing provisions, or otherwise, U.S. Labs has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In addition, we have secured a claims made directors and officers' liability insurance policy with an aggregate limit of $2 million, which will increase to $6 million at the initial public offering. This policy has a one-year term that expires in October 1999. We can make no assurance that insurance coverage will continue to be renewed or available in the future or offered at rates similar to those under the current policies.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with Messrs. Wright, Elzweig, Alford, Baron, Lowenthal, and Wait. Each of these agreements has a term of three years, and provides that we may terminate any of the agreements with or without cause. These employment agreements also provide for 12 months of severance pay at the rate of 50% of the applicable executive's compensation in the event the executive is terminated other than for cause prior to the end of the three-year term.

     Mr. Wright's employment agreement provides salary in the amount of $175,000 per annum and if U.S. Labs reports at least $1,200,000 in pre-tax profit for the 1998 calendar year then Mr. Wright will be entitled to a bonus of 7% of our pre-tax profit. If we earned $1,200,000 in pre-tax profit in 1998, Mr. Wright will be entitled to $84,000. Mr. Elzweig's employment agreement provides salary in the amount of $125,000 per annum and if Professional Engineers has at least pre-tax profits of $450,000 for the 1998 calendar year, then Mr. Elzweig will be entitled to a bonus of 3% of the pre-tax profit for U.S. Labs. For example, if U.S. Labs earned $1,000,000 in pre-tax profit in 1998, Mr. Elzweig will be entitled to $30,000. Additionally, if Professional Engineers meets its business goals for 1998, then Professional Engineers will be entitled to a bonus pool of up to 5% of its pre-tax profit, which will be distributed at Mr. Elzweig's discretion.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended December 31, 1998 by us to or for the benefit of our chief executive officer and our only other executive officer whose total annual compensation for 1998 exceeded $100,000.

     Until July 1998, Mr. Elzweig was not our employee, but provided management services to us as an independent contractor. Of the $171,567 reflected in the above table, Mr. Elzweig received 5% of the net sales of Professional Engineering, or $92,052, in exchange for these management services.

                          SUMMARY COMPENSATION TABLE

                                                ANNUAL           LONG-TERM
                                             COMPENSATION       COMPENSATION
                                             ------------   -------------------
                                                                 SECURITIES
                                                             UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                     SALARY          AND WARRANTS
---------------------------                  ------------   -------------------
Dickerson Wright
Chief Executive Officer. . . . . . . . .       $175,000            170,000

Gary H. Elzweig
Executive Vice President . . . . . . . .       $171,567             65,000

     STOCK OPTION PLAN. On May 30, 1998, our board of directors adopted the U.S. Laboratories Inc. 1998 Stock Option Plan, under which the board or the compensation committee may issue incentive stock options and non-qualified stock options to purchase an aggregate of 500,000 shares of common stock. Currently, we have 395,000 stock options outstanding under the plan. Additionally, we have indicated to certain employees that upon the successful completion of our offering, we will grant 62,500 stock options to them. Options may be issued under the plan to our employees, officers, directors, advisors, or consultants. We will only grant stock options with an exercise price at least equal to the fair market value of the common stock on the date of grant. The compensation committee administers the plan.

     On November 9, 1998, our board of directors authorized the issuance, under the terms of the plan, of:

     - incentive stock options to purchase an aggregate of 145,000 shares of common stock for an exercise price of $6.60 to Dickerson Wright and Gary Elzweig;

     - incentive stock options to purchase an aggregate of 205,000 shares of common stock for an exercise price of $6.00 to certain of our officers and employees; and

     - non-qualified stock options to purchase an aggregate of 45,000 shares of common stock for an exercise price of $6.00 to certain of our non-employee directors and certain other non-employees who have provided services to us.

     All of these stock options are subject to vesting schedules described in stock option agreements between us and the recipients of the stock options. These option grants replaced the previous grants made on May 30, 1998, which were cancelled.

     WARRANTS. On November 9, 1998, the board of directors authorized the issuance to certain of our officers and employees warrants to purchase an aggregate of 150,000 shares of common stock for an exercise price of $6.00 per share. These grants replaced the previous grants made on May 30, 1998, which were cancelled.

     The repricing of the above options and warrants was undertaken to facilitate the offering. All outstanding options and warrants were repriced in the same manner.

     The following table provides the specified information concerning grants of options and warrants to purchase our common stock made during the year ended December 31, 1998 to persons named in the Summary Compensation Table. The options and warrants that were scheduled to expire on May 30, 2003 were cancelled on November 9, 1998 in connection with the recapitalization of U.S. Labs in preparation for the offering.

                        OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                 NUMBER OF SECURITIES    PERCENT TOTAL
                       UNDERLYING         OPTIONS/SARS
                      OPTIONS/SARS    GRANTED TO EMPLOYEES   EXERCISE OR BASE      EXPIRATION
NAME                    GRANTED        IN FISCAL YEAR          PRICE ($/Sh)           DATE
----             -------------------- --------------------   -----------------     ------------
Dickerson Wright       170,000               31.2%             $5.00 - $5.50          5/30/03
                       170,000               31.2%             $6.00 - $6.60          11/9/03

Gary H. Elzweig         65,000               11.9%             $5.00 - $5.50          5/30/03
                        65,000               11.9%             $6.00 - $6.60          11/9/03

     The following table provides information concerning exercises of options and warrants to purchase our common stock in the fiscal year ended December 31, 1998, and unexercised options and warrants held at fiscal year end by the persons named in the Summary Compensation Table. The value of the unexercised options and warrants that are in the money was calculated by determining the difference between the initial public offering price of $6.00 per unit and the exercise price of the options and warrants.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES

                         NUMBER OF                    NUMBER OF SECURITIES
                          SHARES                     UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                          ACQUIRED     VALUE         OPTIONS AND WARRANTS AT     MONEY OPTIONS AND WARRANTS
NAME                    ON EXERCISE   REALIZED         DECEMBER 31, 1998            AT DECEMBER 31, 1998
----                    ------------  ---------     ---------------------------  --------------------------
                                                    EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                    -----------   -------------  -----------  -------------
Dickerson Wright            0           $0            75,151          98,849          $0           $0

Gary H. Elzweig             0           $0            45,151          19,849          $0           $0

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 1998, and as adjusted to reflect the sale of the units offered by us, by:

     - each person who is known to own beneficially more than 5% of the outstanding shares of our common stock;

     -    each of our directors;

     - our only executive officer other than Mr. Wright whose 1998 compensation exceeded $100,000; and

     -    all our directors and executive officers as a group.

     The persons listed below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable. The number of shares column in the table includes shares issuable upon exercise of options and warrants exercisable within 60 days of December 31, 1998. The number of options and warrants exercisable within 60 days of December 31, 1998 are listed in the shares issuable upon exercise of options or warrants column. The address of all stockholders is care of U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

                                                                     Shares Issuable
Name and Address of       Number of       Prior to          After    Upon Exercise of
Beneficial Owner            Shares         Offering       Offering   Options or Warrants
----------------          ----------      ----------      ---------  -------------------
Dickerson Wright......... 1,772,389          77.9%          54.1%         75,151

Gary H. Elzweig .........   360,638          16.0%          11.1%         45,151

Martin B. Lowenthal......    82,192           3.7%           2.5%         26,666

Donald C. Alford.........    77,144           3.5%           2.4%         26,666

Mark Baron...............    60,318           2.7%           1.8%         26,666

Thomas H. Chapman........    45,727           2.0%           1.4%         21,666

James D. Wait............    26,666           1.1%              *         26,666

James L. McCumber........     5,000              *              *          5,000

Robert E. Petersen.......     5,000              *              *          5,000

Noel Schwartz............     5,000              *              *          5,000

Irvin Fuchs..............     5,000              *              *          5,000

All current directors
and officers as a
group (11 persons)....... 2,445,074          99.0%          70.5%        268,632

_____________________
*    Represents less than 1%

                                RELATED TRANSACTIONS

     All ongoing present and future transactions with our affiliates have been, and will continue to be, on terms no less favorable to us than could have been obtained from unaffiliated parties, and will be approved by a majority of no less than two of our independent directors. These independent directors will not have an interest in those transactions and will have access, at our expense, to our counsel, or independent legal counsel.

     At December 31, 1997 and September 30, 1998, we owed Dickerson Wright, the Chief Executive Officer and majority stockholder, $584,281 and $97,499, respectively. The amounts are non-interest bearing and are payable upon demand. Mr. Wright loaned these amounts to us through the use of his personal line of credit that was personally guaranteed by Mr. Wright and his spouse. In May 1998, we repaid a portion of that line of credit by borrowing under a new $1,700,000 line of credit that is also personally guaranteed by Mr. Wright and his spouse.

     In October 1998, the $1,700,00 line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit, both of which are guaranteed by Mr. Wright and his spouse. In July 1998, we also entered into a $500,000 line of credit that is personally guaranteed by Mr. Wright and his spouse. We used this $500,000 line of credit to repay in full to the bank the $480,000 loan made to us through the use of Mr. Wright's personal line of credit.

     As part of the consideration for the acquisition of Wyman Enterprises, Inc.'s assets, we issued a non-interest-bearing note payable to Donald C. Alford in the principal amount of $150,000. The note payments are due in four equal annual installments of $37,500 beginning in March 1999.

     During the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, we paid $181,067, $169,594, $92,052, and
$137,063, respectively, in management fees to Gary Elzweig. The management fees were based on 5% of net sales of a subsidiary.

     On January 1, 1998, we issued (a) 315,488 shares of our common stock to Gary H. Elzweig in exchange for 100 shares of the common stock of Professional Engineering; (b) 55,526 shares of our common stock to Martin B. Lowenthal in exchange for 18.5 shares of the common stock of U.S. Engineering; (c) 33,652 shares of our common stock to Mark Baron in exchange for 1.67 shares of the common stock of San Diego Testing; and (d) 24,061 shares of our common stock to Thomas H. Chapman in exchange for 5.67 shares of the common stock of San Diego Testing.

     On January 1, 1998, we issued 10,937 shares of our common stock to Christopher O'Malley, Vice President of U.S. Engineering under the terms of a restricted stock agreement containing restrictions on the disposition of the common stock. The common stock was issued in exchange for a capital contribution made by Mr. O'Malley to U.S. Engineering.

     On April 1, 1998, we issued 50,478 shares of our common stock to Donald
C. Alford in exchange for 25 shares of the common stock of Wyman Enterprises, Inc.

                                   UNDERWRITING

     In accordance with the underwriting agreement, the underwriters named below have severally agreed to purchase from us the number of units set forth opposite their names below.

UNDERWRITERS                                                    NUMBER OF UNITS
------------                                                    ---------------
Cardinal Capital Management, Inc............................         250,000
Janda & Garrington LLC......................................         400,000
Kashner Davidson Securities Corporation.....................         350,000
   Total....................................................       1,000,000

     Each unit consists of one share of common stock and one Warrant to purchase one share of common stock at $7.80 per share. We granted the underwriters an overallotment option to purchase an additional 150,000 units, subject to certain terms and conditions, some of which are specified below.

     The underwriters are committed to take and pay for all of the 1,000,000 units, if any are taken. The underwriters have advised us that they propose to offer the units to the public at the initial public offering price of $6.00 per Unit. The underwriters will purchase the units at a discount of 10%. The underwriters initially propose to offer part of the units directly to the public at the initial public offering price set forth on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of 6.5% of the initial public offering price. The underwriters may change the initial public offering price, concession, and discount to dealers after the units are released for sale to the public.

     The underwriters have informed us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

     We will also pay the underwriters a 3% non-accountable expense allowance, of which $50,000 has been paid to date.

     Upon completion of the offering, we will grant to the underwriters warrants to purchase 100,000 units which equals 10% of the 1,000,000 units. These underwriters' warrants will entitle the underwriters to purchase units at a price equal to 160% of the offering price to the public for a period commencing one year after the effective date of the registration statement and ending five years after that date. The units offered to the underwriters will contain warrants to purchase common stock on terms identical to the warrants issued to the public. These warrants may not be transferred except to the underwriters' officers, who are also stockholders of the underwriters or by will, under the laws of descent and distribution, or by the operation of law. We have agreed to file one registration statement on behalf of the underwriters so that they may sell the securities underlying their warrants. The exercise price of these warrants may not be reduced after the effective date of the registration statement except in accordance with the terms of a stock dividend; stock split; or merger, consolidation, reclassification, reorganization, recapitalization, or a sale of the Company's assets. We have agreed to pay all costs and expenses incident to the registration and qualification of the units with the SEC, the NASD, and such state securities regulatory agencies as the underwriters may reasonably request.

     We paid Janda & Garrington LLC $22,500 in fees for services rendered in the acquisition of Wyman Enterprises, Inc. in July 1998.

     Our common stock and the warrants have been approved for quotation on the Nasdaq SmallCap Market(SM), subject to official notice of issuance.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units are subject to the approval of certain legal matters by counsel and to certain other conditions.

     If the underwriters create a short position in the common stock or the warrants in connection with the offering, the underwriters may reduce that short position by purchasing common stock or the warrants in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. Also, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

     Cardinal Capital, the managing underwriter in this offering, has not participated previously in any firm commitment underwritten offerings.

     We granted the underwriters, for a period of 45 days following the effective date of the registration statement, an overallotment option to purchase any or all of the 150,000 units at the initial public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The underwriters may exercise this option to purchase solely for the purpose of covering over-allotments, if any, incurred in the sale of the units.

     We determined the units' purchase price by mutual agreement with our underwriters after consideration of a number of objective and subjective factors, and that price does not necessarily relate to our assets, book value, results of operations, or other established criteria of our value. Among the factors considered in determining the initial public offering price were our future prospects and our business in general, sales, earnings, our capital requirements, certain other of our financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain other financial and operating information of companies engaged in activities similar to ours. We did not prepare a valuation or appraisal for our business or our potential business expansion. The units' price does not necessarily indicate current market value for our assets. We did not prepare a valuation or appraisal for our business or our potential business.

     We agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     In connection with the offering, the underwriters participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock or the warrants, including over-allotment, stabilizing and short-covering transactions in our securities. These transactions will consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common stock or the warrants. The underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase units in the open market to reduce the underwriters' short position or to stabilize the price of the units, they may reclaim the amount of the selling concessions from the underwriters and the selling group members who sold those units in the offering. The underwriters may discontinue these transactions at any time.

                            DESCRIPTION OF SECURITIES

UNITS

     Each unit we offer consists of one share of common stock, $.01 par value per share, and one redeemable warrant to purchase one share of common stock at an exercise price of $7.80. The common stock and the warrant comprising each unit will be separately transferable upon issuance.

COMMON STOCK

     We are authorized to issue up to 50,000,000 shares of common stock, par value $.01 per share. As of the date of this prospectus, there were 2,200,000 shares of common stock issued and outstanding, held of record by ten stockholders. You are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of stockholders. Except as provided by resolutions of our board of directors providing for the issuance of any class or series of preferred stock, the exclusive voting power for all purposes is vested in the holders of common stock.

     Except as otherwise indicated in this prospectus, all information contained in this prospectus:

     -    assumes no exercise of the underwriters' over-allotment option and

     - gives effect to a 20,324-for-one split of our common stock, par value $.01 per share, and a one-for-0.8413 reverse stock split of the common stock

     These stock splits were undertaken in order to facilitate the offering.

     Subject to the preferential rights of holders of preferred stock as provided by resolutions of our board of directors authorizing the issuance of any class of preferred stock, you are entitled to receive your pro rata share, based upon the number of shares held by you, of such dividends or other distributions as may be declared by the board of directors. In the event of our liquidation, dissolution, or winding up, you are entitled to share ratably in all assets remaining after the payment or provision of our debts and other liabilities and the liquidation preference of any outstanding preferred stock. You have no preemptive rights and have no rights to convert your common stock into any other securities. The outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued, validly issued, fully paid, and nonassessable.

     After completion of the offering, 3,200,000 shares of common stock will be issued and outstanding assuming no exercise of the underwriters' overallotment option, the warrants, the underwriters' warrants and other outstanding rights to acquire the common stock.

WARRANTS

     GENERAL. The following is a brief summary of certain provisions of the warrants included in the units offered hereby. This summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the agreement between us and North American Transfer Co. that appoints North American as our warrant agent. A copy of the agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

     EXERCISE PRICE AND TERMS. Each warrant entitles you to purchase at any time over a five-year period commencing on the effective date of the registration statement of which this prospectus is a part, one share of common stock at a price of $7.80, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The exercise price of the warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered hereby. You have the right to exercise your warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. We will use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the warrants until the expiration date of the warrants, although there can be no assurance that we will be able to do so.

     In order to exercise the warrants, you must surrender the warrant certificate evidencing the warrants, complete, execute and deliver to North American the exercise form on the reverse side of the warrant certificate, together with payment to us of the exercise price with respect to the warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by us, any other taxes or governmental charges which we may be required by law to collect. Payment of the exercise price and other amounts may be made in cash, or by certified or official bank check to the order of U.S. Laboratories Inc. No adjustment will be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a warrant. If you exercise fewer than all of the warrants evidenced by the warrant certificate, North American will deliver to the registered holder a new warrant certificate evidencing the number of warrants not exercised.

     ANTI-DILUTION ADJUSTMENTS. If we issue a stock dividend, engage in a stock split or reverse stock split, or reclassify the common stock, the number of shares of common stock purchasable upon exercise of the warrant will be adjusted so that you will be entitled to receive the same number of securities that you would have been entitled to receive if the warrant had been exercised before the stock dividend, stock split or reverse stock split, or reclassification. No adjustment will be made, however, unless the adjustment would result in a 1% change in the number of shares of common stock issuable under the warrant. If an adjustment is made, the exercise price of the warrant will be adjusted so that the total price for exercising the warrant will be the same after the adjustment as it was before the adjustment.

     For example, if the anti-dilution adjustment increases the number of shares issuable under the warrant from one share to two shares, the exercise price will decrease from $7.80 per share to $3.90 per share. Whenever the number of shares of common stock issuable under the warrants is adjusted as described above, we will file with North American a certificate of certain of our officers setting forth the adjusted number of shares purchasable and adjusted per share purchase price, certifying compliance with the terms of the agreement and setting forth a brief description of the adjustments. After filing such certificate, we or North American will deliver a brief summary of the adjustments to you.

     REDEMPTION PROVISIONS. We have the option to redeem the outstanding warrants in whole at any time or in part from time to time, on not more than 60 days' nor less than 30 days' written notice to you at a price equal to $0.01 per warrant so long as the closing price for the common stock on Nasdaq exceeds 200% of the public offering price of units under the offering for 20 consecutive trading days ending on the third trading day prior to the day on which we give notice of redemption. You will have the right to exercise the warrants under the terms described above until the redemption date. On the redemption date, if you are the registered holder of unexercised warrants, you are entitled to payment of the redemption price upon surrender of the redeemed warrants to us at the stock transfer office of North American. If we redeem fewer than all of the outstanding warrants, we will designate those warrants to be redeemed pro rata or by lot.

     After the redemption date, all your rights except the right to receive the redemption price terminates, but only if

     - on or prior to the redemption date we have irrevocably deposited with North American a sufficient amount to pay the redemption price for all warrants called for redemption, and

     - the notice of redemption has stated the name and address of the North American and our intention to deposit this amount with North American on or before the redemption date.

NO PRIOR TRADING MARKET AND PENNY STOCK REGULATION

     Prior to the offering, there has been no public market for our shares or warrants. The offering price for the shares and warrants was determined through negotiations between us and the underwriters and may not be indicative of the market price of the shares and warrants after the offering. The Nasdaq SmallCap Market(SM) has approved our application for quotation of our common stock and warrants, subject to official notice of issuance. We believe that we will be able to satisfy and maintain their current and proposed entry and maintenance standards when we complete this offering. If we are unable to satisfy the requirements for continued listing on Nasdaq, our shares and warrants will not be traded in that market.

     If our shares or warrants are not quoted on the Nasdaq SmallCap Market
(SM), trading, if any, would be conducted in the over-the-counter market in the so-called pink sheets or the OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap Market(SM) listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of U.S. Labs, and lower prices and larger differences in bid and ask prices for our securities.

     If our securities are not quoted on the Nasdaq SmallCap Market(SM), they may become subject to Rule 15g-9 under the Securities Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market.

     The SEC's regulations define a penny stock to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to our shares or warrants if they are listed on The Nasdaq SmallCap Market(SM) and we provide certain price and volume information on a current and continuing basis or meet required minimum net tangible assets or average revenue criteria. We cannot assure you that our shares or warrants will qualify for exemption from these restrictions. If our shares or warrants were subject to the penny stock rules, the market liquidity for them could be severely adversely affected.

PREFERRED STOCK

     Our corporate documents authorize the board of directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of preferred stock in one or more class or series, with such special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the Board may specify. U.S. Labs will not issue preferred stock to its promoters except of the same terms as it is offered to all other of its existing stockholders or new stockholders, or unless the issuance of preferred stock is approved by a majority of U.S. Labs' independent directors who did not have an interest in the transaction and who have access, at U.S. Labs' expense, to U.S. Labs' or independent legal counsel.

     As of the date of this prospectus, the board of directors has not authorized the issuance of any class or series of preferred stock and no shares of preferred stock are issued or outstanding.

TRANSFER AGENT

     The transfer agent and registrar for the common stock and warrants is North American Transfer Co.

                          SHARES ELIGIBLE FOR FUTURE SALE

     Assuming no exercise of options, warrants, underwriters' overallotment option, or other convertible securities or issuances of common stock subsequent to December 31, 1998, after the offering, we will have 3,200,000 shares of common stock outstanding. The 1,000,000 shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally be sold only in compliance with certain limitations of Rule 144 described below.

     The remaining 2,200,000 shares of common stock are deemed restricted shares under Rule 144. None of the restricted shares are eligible for sale in the public market immediately after the offering under Rule 144(k) under the Securities Act. Restricted shares in the amount of 1,697,238 may be eligible for sale in the public market in accordance with Rule 144 under the Securities Act beginning 90 days after the date of this prospectus.

     The holders of these restricted shares have agreed not to sell or otherwise dispose of any of these shares for a period of 18 months after the date of this prospectus without the prior written consent of Cardinal Capital Management, Inc. Cardinal may, in its sole discretion, and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

     Additionally, our six largest stockholders have agreed to sign an agreement with several of the states not to sell or otherwise dispose of a substantial amount of their shares for a period of 12 months after the date of this prospectus, and they have agreed not to sell more than 2.5% of their shares in each quarter for the period from 12 months to 24 months after the date of this prospectus.

     Upon expiration of the various lock-up agreements, 2,200,000 shares of common stock will become available for sale in the public market subject to volume limitations and certain other conditions imposed by Rule 144. This total does not include 388,632 shares issued or issuable upon the exercise of vested options and warrants outstanding as of December 31, 1998.

     Under Rule 144, beginning approximately 90 days after the effective date of the registration statement of which this prospectus is a part, a stockholder, including an affiliate, who has beneficially owned his or her restricted securities for at least one year from the later of the date such securities were acquired from us or an affiliate, is entitled to sell, within any three-month period the greater of:

     - 1% of the then outstanding shares of common stock, approximately 32,000 immediately after the offering, or

     - the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

These sales may occur only if certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

     In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from us or the date they were acquired from one of our affiliates, a stockholder who is not one of our affiliates at the time of sale and has not been one of our affiliates for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

     Securities issued in reliance on Rule 701 are also restricted securities and, beginning 90 days after the date of this prospectus, may be sold by stockholders other than one of our affiliates subject only to the manner of sale provisions of Rule 144 and by one of our affiliates under Rule 144 without compliance with its one-year holding period requirement. Rule 701 applies to securities issued in compensation plans.

     Prior to the offering, there has been no public market for the common stock or the warrants. We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the common stock or the warrants prevailing from time to time. We cannot estimate the number of shares that may be sold in the public market under Rule 144, since this will depend on the market price of the common stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of our common stock in the public market could adversely affect the market price of the common stock or the warrants and could impair our ability to raise capital through an offering of equity securities.

                                      EXPERTS

     Our consolidated financial statements at December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 appearing in this prospectus and the registration statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the registration statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

     The financial statements of Wyman Testing Laboratories, Inc. at December 31, 1997 and for the year then ended appearing in this prospectus and the registration statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the registration statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

                                   LEGAL MATTERS

     On our behalf, Foley & Lardner, San Diego, California and Chicago, Illinois will pass upon the validity of the issuance of the securities being offered by this prospectus. Camner, Lipsitz and Poller, P.A., Coral Gables, Florida will pass upon certain legal matters for the underwriters.

                               ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the SEC in Washington, D.C. with respect to the securities offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities offered hereby, you should refer to the registration statement and the exhibits and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any agreement or any other document referred to are not necessarily complete, and in each instance, if such agreement or document is filed as an exhibit, you should refer to the copy of the agreement or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by reference to the exhibit.

     The registration statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, we are required to file electronic versions of these documents with the SEC through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Prior to this offering, U.S. Labs was not a reporting company under the Securities Exchange Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. LABORATORIES INC. AND SUBSIDIARIES
       Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors.......................................F-2

       Consolidated Balance Sheets at December 31, 1997 and
       at September 30, 1998 (unaudited)..........................................................................F-3

       Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 (unaudited).................................F-5

       Consolidated Statements of Stockholders' Equity for the years ended
       December 31, 1997 and 1996 and the nine months ended September 30, 1998 (unaudited)........................F-6

       Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 (unaudited).................................F-7

       Notes to Consolidated Financial Statements................................................................F-10

WYMAN TESTING LABORATORIES, INC.

       Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors......................................F-24

       Balance Sheet at December 31, 1997........................................................................F-25

       Statement of Operations for the year ended December 31, 1997..............................................F-27

       Statement of Stockholders' Equity for the year ended December 31, 1997....................................F-28

       Statement of Cash Flows for the year ended December 31, 1997..............................................F-29

       Notes to Financial Statements.............................................................................F-31

UNAUDITED PRO FORMA FINANCIAL INFORMATION

       Pro Forma Balance Sheet...................................................................................F-39

       Pro Forma Statement of Operations.........................................................................F-41

       Note to Pro Forma Financial Statements....................................................................F-42

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholder
U.S. Laboratories Inc.

We have audited the accompanying consolidated balance sheet of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 4, 1998 (except for
         Note 7, as to which the date
         is October 21, 1998)


      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
              DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)

                                     ASSETS

                                                                                December 31,          September 30,
                                                                                    1997                   1998
                                                                                ------------          -------------
                                                                                                        (unaudited)
Current assets
     Cash     .............................................................         $    94,132        $    144,991
     Accounts receivable, net of allowances for doubtful
         accounts of $40,927 and $57,755, respectively......................          1,719,120           2,936,439
     Work-in-process........................................................            181,772             263,615
     Prepaid expenses and other current assets..............................             47,414              65,323
                                                                                ---------------    ----------------

              Total current assets..........................................          2,042,438           3,410,368

Furniture and equipment, net of accumulated depreciation
     of $564,217 and $718,873, respectively.................................            395,711             762,846
Excess cost over fair value of net assets acquired, net
     of accumulated amortization of $331,725 and $422,109,
     respectively ..........................................................            939,147           1,554,887
Deferred offering costs.....................................................                  -             317,825
Other assets      ..........................................................            154,411             170,279
                                                                                ---------------    ----------------

                  Total assets..............................................    $     3,531,707    $      6,216,205
                                                                                ===============    ================

      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
              DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                December 31,        September 30,
                                                                                    1997                 1998
                                                                                ------------        -------------
                                                                                                     (unaudited)
Current liabilities
     Book overdraft.........................................................    $         9,390     $        16,741
     Lines of credit........................................................            484,335             583,660
     Current portion of long-term debt......................................             84,526             109,617
     Current portion of capitalized lease obligations.......................                  -              10,285
     Current portion of notes payable.......................................                  -             423,993
     Accounts payable.......................................................            273,620             422,019
     Accrued payroll and payroll taxes......................................            115,214             221,430
     Other accrued expenses.................................................             14,612                   -
     Due to stockholder.....................................................            584,281              97,499
     Deferred income tax....................................................            678,749             678,749
     Income tax payable.....................................................            162,708             471,009
                                                                                ---------------     ---------------

         Total current liabilities..........................................          2,407,435           3,035,002

Long-term debt, net of current portion......................................            118,732             241,981
Capitalized lease obligations, net of current portion.......................                  -               6,809
Notes payable, net of current portion.......................................                  -           1,245,000
                                                                                ---------------     ---------------

              Total liabilities.............................................          2,526,167           4,528,792
                                                                                ---------------     ---------------

Minority interest ..........................................................            338,128                   -
                                                                                ---------------     ---------------

Commitments and contingencies

Stockholders' equity
     Preferred stock, $0.01 par value
         5,000,000 shares authorized
         none issued and outstanding........................................                  -                   -
     Common stock, $0.01 par value
         50,000,000 shares authorized
         1,709,858 and 2,200,000 shares issued and outstanding..............             17,099              22,000
     Additional paid-in capital.............................................            380,901             970,252
     Retained earnings......................................................            269,412             695,161
                                                                                ---------------     ---------------

              Total stockholders' equity....................................            667,412           1,687,413
                                                                                ---------------     ---------------

                  Total liabilities and stockholders' equity................    $     3,531,707     $     6,216,205
                                                                                ===============     ===============

      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                     For the Years Ended              For the Nine Months Ended
                                                           December 31,                      September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998             1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                    (unaudited)       (unaudited)
Revenue  ...................................   $     7,766,414  $      4,963,090  $     8,478,329  $      5,507,806

Cost of goods sold..........................         4,476,952         2,635,263        4,432,509         3,158,483
                                               ---------------  ----------------  ---------------  ----------------

Gross profit................................         3,289,462         2,327,827        4,045,820         2,349,323

Selling, general, and administrative
   expenses.................................         2,431,770         1,853,318        3,215,256         1,704,547
                                               ---------------  ----------------  ---------------  ----------------

Income from operations......................           857,692           474,509          830,564           644,776
                                               ---------------  ----------------  ---------------  ----------------

Other income (expense)
   Interest expense.........................          (130,605)          (84,390)        (118,814)          (90,520)
   Interest income..........................             7,277             8,430            9,252             4,371
   Forgiveness of note receivable...........                 -            (9,976)               -             1,738
   Other Income.............................           100,000                --               --           100,000
   Other Expense............................          (100,000)               --               --          (100,000)
   Gain (loss) on sale of fixed asset.......             4,912            (3,873)               -                 -
   Rental income............................            25,160             4,598           13,048            20,918
   Gain on sale of minority interest........            25,229                 -                -            25,229
                                               ---------------  ----------------  ---------------  ----------------

     Total other income (expense)...........           (68,027)          (85,211)        (96,514)           (38,264)
                                               ---------------- ----------------  --------------   ----------------

Income before provision for income
   taxes and minority interest..............           789,665           389,298          734,050           606,512

Provision for income taxes..................           345,256           202,921          308,301           264,545
                                               ---------------  ----------------  ---------------  ----------------

Income before minority interest.............           444,409           186,377          425,749           341,967
Minority interest...........................           (80,253)          (33,664)               -           (62,851)
                                               ---------------  ----------------  ---------------  ----------------

Net income..................................   $       364,156  $        152,713  $       425,749  $        279,116
                                               ===============  ================  ===============  ================

Basic income per share......................   $          0.17  $           0.07  $          0.19  $           0.13
                                               ===============  ================  ===============  ================

Diluted income per share....................   $          0.17  $           0.07  $          0.19  $           0.13
                                               ===============  ================  ===============  ================

Weighted Average shares outstanding.........         2,200,000         2,200,000        2,200,000         2,200,000
                                               ===============  ================  ===============  ================

      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)


                                                                                     Retained
                                                                   Additional        Earnings
                                      Common Stock                   Paid-In      (Accumulated
                                  Shares           Amount            Capital           Deficit)          Total
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1995................        1,709,858   $        17,099  $        380,901  $      (247,457) $        150,543

Net income.................                                                               152,713           152,713
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1996................        1,709,858            17,099           380,901          (94,744)          303,256
Net income.................                                                               364,156           364,156
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1997................        1,709,858            17,099           380,901          269,412           667,412
Issuance of common
stock in exchange
   for shares held by
   minority interest
   holders (unaudited).....          490,142             4,901           589,351                            594,252
Net income (unaudited).....                                                               425,749           425,749
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, September 30,
   1998 (unaudited) .......        2,200,000   $        22,000  $        970,252  $       695,161  $      1,687,413
                             ===============   ===============  ================  ===============  ================


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

                                                     For the Years Ended             For the Nine Months Ended
                                                           December 31,                     September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998             1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                   (unaudited)        (unaudited)
Cash flows from operating activities
   Net income...............................   $       364,156  $        152,713  $       425,749  $        279,116
   Adjustments to reconcile net income
     to net cash provided by operating
     activities
       Amortization.........................            84,724            84,724           90,384            63,543
       Depreciation.........................           181,552           145,980          182,240           142,756
       Loss (gain) on sale of fixed asset...            (4,912)            3,873                -                 -
       Recovery of expenses.................          (100,000)                -                -          (100,000)
       Minority interest....................            80,253            33,664                -            62,851
       Distributions to minority interests..           (20,000)         (251,327)               -                 -
       Gain on sale of subsidiary stock.....             9,771                 -                -             9,771
       Deferred income tax..................           275,918           109,551                -                 -
   (Increase) decrease in
     Accounts receivable....................          (750,149)         (325,311)        (639,638)         (577,868)
     Work in process........................            24,826           (21,344)         (81,843)           99,704
     Prepaid expenses.......................            21,008             7,571           12,076            27,500
     Other assets...........................           (63,486)          (34,300)         (15,868)           (8,893)
   Increase (decrease) in
     Accounts payable.......................            49,476            (2,965)          93,679           (10,523)
     Accrued payroll and payroll taxes......            46,362            41,447           33,606            31,168
     Other accrued expenses.................            (1,251)           15,863          (15,785)           (1,498)
     Income tax payable.....................            69,338            93,370          308,301           264,545
                                               ---------------  ----------------  ---------------  ----------------
Net cash provided by operating
activities..................................           267,586            53,509          392,901           282,172
                                               ---------------  ----------------  ---------------  ----------------
Cash flows from investing activities
   Purchase of furniture and equipment......           (83,798)          (93,142)        (189,838)          (60,293)
   Proceeds from sale of fixed assets.......            34,291             4,801                -                 -
   Investment in the San Diego division
     of CH&A Corporation....................                 -           (62,500)               -                 -
   Investment in Wyman Enterprises,
     Inc., net of cash acquired.............                 -                 -         (296,730)                -
   Investment in Professional Services
     Industries, Inc........................                 -                 -          (13,900)                -
   Investment in Jupiter, Division of Fraser
     Engineering & Testing, Inc.............                 -                 -          (35,000)                -
                                               ---------------  ----------------  ---------------  ----------------

Net cash used in investing activities.......           (49,507)         (150,841)        (535,468)          (60,293)
                                               ---------------  ----------------  ---------------  ----------------


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

                                                     For the Years Ended             For the Nine Months Ended
                                                           December 31,                    September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998            1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                   (unaudited)            (unaudited)
Cash flows from financing activities
   Increase (decrease) in book
     overdraft..............................   $       (69,095) $         46,792  $         7,351  $        (78,485)
   Line of credit, net......................           322,229           162,106          (98,176)          293,582
   Due to stockholders, net.................          (130,421)          161,443         (486,782)          (11,014)
   Payments on long-term debt...............           (97,660)          (64,919)         (95,130)          (74,329)
   Payments on capitalized lease
     obligations............................                 -                 -          (10,005)                -
   Payments on notes payable................          (149,000)         (238,000)               -          (149,000)
   Deferred offering costs..................                 -                 -         (317,825)                -
   Increase in notes payable................                 -                 -        1,218,993                 -
   Due from Wyman Testing
     Laboratories, Inc......................                 -                 -          (25,000)                -
                                               ---------------  ----------------  ---------------  ----------------
Net cash provided by (used in)
financing activities  ......................          (123,947)           67,422          193,426           (19,246)
                                               ---------------  ----------------  ---------------  -----------------
Net increase (decrease) in cash.............            94,132           (29,910)         (50,859)          202,633
Cash, beginning of period...................                 -            29,910           94,132                 -
                                               ---------------  ----------------  ---------------  ----------------
Cash, end of period.........................   $        94,132  $              -  $       144,991  $        202,633
                                               ===============  ================  ===============  ================
Supplemental disclosures of cash flow
 information
   Interest paid............................   $       130,605  $         84,390  $       118,814  $         90,520
                                               ===============  ================  ===============  ================
   Income taxes paid........................   $         2,000  $          1,380  $           135  $          1,000
                                               ===============  ================  ===============  ================

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)

Supplemental schedule of non-cash investing and financing activities

During the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, the Company acquired an automobile and trucks of $124,469, $105,679, $213,685, and $124,449, respectively, under note payable agreements.

During the year ended December 31, 1997 and the nine months ended September 30, 1997, the Company recovered expenses in the amount of $100,000 and reduced the note payable to the sellers (Note 14).

On January 1, 1998, the Company issued 490,142 shares of the Company's Common Stock to minority interest holders in exchange for all of their shares in the subsidiaries. In connection with the purchase, the Company recorded additional goodwill of $194,924.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 1 - ORGANIZATION AND BUSINESS

     U.S. Laboratories Inc. and subsidiaries (collectively the "Company") offers engineering and design services, project management, construction quality control, structural engineering and design, environmental engineering and inspection and testing. The Company has facilities in California, New Jersey, and Florida and grants credit to customers in those states.

     Acquisitions
     On October 18, 1996, the Company acquired substantially all the furniture and equipment of the San Diego division of CH&A Corporation. The purchase price of the assets was $67,500 which was paid on the closing date.

     On January 1, 1998, the Company purchased all of the shares held by minority stockholders in its subsidiaries for $533,052. The Company issued an aggregate of 439,664 shares of Common Stock in exchange for the purchase price. The shares were valued using a method similar to previous Company acquisitions. The Company recorded $194,924 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years.

     On March 25, 1998, Wyman Testing Laboratories, Inc. ("Wyman"), a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. The purchase price was paid as follows: (i) $300,000 cash paid upon the closing, (ii) $468,993 notes payable issued to the stockholders of Wyman Enterprises, Inc., and (iii) 50,478 shares of US Labs Common Stock issued to a stockholder of Wyman Enterprises, Inc. valued at $61,200, using a method similar to previous company acquisitions. Wyman recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. For financial statement purposes, the acquisition occurred on March 31, 1998. The assets acquired were as follows:

                  Cash                                        $         22,690
                  Accounts receivable                                  577,681
                  Prepaids                                              29,985
                  Furniture and equipment                               96,952
                  Goodwill                                             511,200
                  Liabilities                                         (407,888)
                                                              ----------------
                      TOTAL                                   $        830,620
                                                              ================

     In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

     In May 1998, the Company acquired certain equipment of Professional Services Industries, Inc. ("PSI") for a purchase price of $13,900 which has been paid.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 1 - ORGANIZATION AND BUSINESS (CONTINUED)

     In May 1998, the Company acquired certain equipment of Jupiter, Division of Fraser Engineering & Testing, Inc. ("Jupiter") for a purchase price of $35,000 which has been paid.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated financial statements include the accounts of U.S. Laboratories Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

     Cash and Cash Equivalents/Book Overdraft

     For purposes of the statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents. Book overdraft represents the bank balance at period end, plus deposits in transit, less outstanding checks.

     Furniture and Equipment

     Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

            Automobile and trucks                               3 to 5 years
            Furniture and fixtures                              5 to 7 years
            Office hardware and software                             5 years
            Machinery and equipment                             5 to 7 years
            Leasehold improvements                                   5 years

     Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statements of operations.

     Intangibles

     Intangibles consist of goodwill which is being amortized over a fifteen-year period. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated value of goodwill may not be recoverable. When factors indicate that the value of goodwill may be impaired, the Company estimates the remaining value and reduces the goodwill to that amount.

     Deferred Offering Costs

     Amounts paid for costs associated with an anticipated initial public offering ("IPO") are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the IPO. In the event that the IPO is not successful, the deferred offering costs will be charged to expense.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue Recognition

     Revenue from services performed, including fixed-price and unit-price contracts, is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted. At the time a loss or a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. The Company has not experienced any material losses on these contracts.

     Advertising

     The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 were $15,699, $29,047, $36,140, and $12,305, respectively.

     Income Taxes

     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Interim Unaudited Financial Information

     The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of results for the entire fiscal year ending December 31, 1998.

     Stock Split

     Effective May 30, 1998, the Company effected a 20,324-for-one stock split and on November 9, 1998, effected a one-for-0.8413 reverse stock split. The options and warrants to acquire Common Stock were unaffected by the reverse stock split. All share and per share data have been retroactively restated to reflect the stock split.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

     For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and other accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar long-term debt and capital lease obligations are substantially the same.

     Concentrations of Risk

     The Company sells products and provides contract services to construction companies and the military, primarily in California, New Jersey, and Florida. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

     Net Income Per Share

     For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income to common stockholders by the weighted-average number of common shares outstanding.

     Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recently Issued Accounting Pronouncements SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

NOTE 3 - CASH

     The Company maintains cash deposits at banks located in California, Florida, and New Jersey. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997 and September 30, 1998, uninsured portions of balances held at banks aggregated to $27,026 and $0, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 4 - FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following:

                                                                                   December 31,      September 30,
                                                                                      1997               1998
                                                                                ---------------    ----------------
                  Automobile and trucks......................................   $       465,614      $      609,022
                  Furniture and fixtures.....................................           237,798             283,189
                  Office hardware and software...............................            35,666              80,645
                  Machinery and equipment....................................           202,313             408,977
                  Leasehold improvements.....................................            18,537              99,886
                                                                                ---------------    ----------------
                                                                                        959,928           1,481,719
                  Less accumulated depreciation and amortization.............           564,217             718,873
                                                                                ---------------    ----------------

                      TOTAL..................................................   $       395,711    $        762,846
                                                                                ===============    ================


     Depreciation and amortization expense for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 was $181,552, $145,980, $182,240, and $142,756, respectively.

NOTE 5 - LINES OF CREDIT

                                                                                   December 31,         September 30,
                                                                                      1997                   1998
                                                                                   ------------         -------------
                  The Company has a $800,000 line of credit from
                       a bank with interest payable on a monthly basis at the
                       30-day Commercial Paper Rate (5.75% at December 31,
                       1997) plus 3.15%. The line of credit is secured by
                       substantially all of the Company's assets and
                       personally guaranteed by the majority stockholder.
                       Subsequent to year end, amounts were repaid ..........        $  484,335           $       -


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 5 - LINES OF CREDIT (CONTINUED)

                                                                                   December 31,    September 30,
                                                                                      1997               1998
                                                                                   ------------    -------------
                  In  May 1998, the Company entered into a $1,700,000 line of credit with a bank, maturing on May 1, 1999. Interest is
                      payable on a monthly basis at prime (8.5% at December 31,
                      1997). The maximum advance rate is 75% of accounts
                      receivable aged 90 days or less. The line is guaranteed by a UCC-1 financing statement, covering a majority of the
                      Company's assets, dated May 27, 1998, and personally
                      guaranteed by the majority stockholder. Subsequent to
                      year-end, the Company refinanced the line of credit into a
                      $1,200,000 note payable (see Note 7) and remaining
                      $500,000 as a line of credit with the above
                      terms................................................        $          -    $     318,660

                  In  July 1998, the Company entered into a $500,000 line of credit with a bank, payable upon demand, but no later than
                      July 1, 2000. Interest is payable on a monthly basis at
                      the bank's reference rate. A portion of the line is
                      guaranteed by the majority stockholder and the majority of the Company's
                      assets...............................................                   -          265,000
                                                                                   ------------    -------------

                           TOTAL.............................................      $    484,335    $     583,660
                                                                                   ============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
               THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)
   (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 6 - LONG-TERM DEBT

         Long-term debt consisted of the following:

                                                                                   December 31,    September 30,
                                                                                      1997             1998
                                                                                   ------------    -------------
                  Notes payable to Toyota Motor Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $355
                      including interest at 9.19%
                      per annum..............................................      $      5,788    $      3,215

                  Notes payable to General Motors Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $2,167
                      including interest from 7.95% to 9.7% per
                      annum..................................................            78,869          99,954

                  Notes payable to Barnett Bank, collateralized by applicable equipment. The notes are currently due in aggregate
                      monthly payments of $4,644 including interest from 9.29%
                      to 14.5% per
                      annum..................................................            68,099          85,380

                  Notes payable to Ford Motor Credit Corporation, collateralized by applicable equipment. The notes are currently due in
                      aggregate monthly payments of $1,969 including interest
                      from
                      7.99% to 10.25% per annum..............................            50,502          163,049
                                                                                   ------------    -------------

                                                                                        203,258          351,598
                  Less current portion.......................................            84,526          109,617
                                                                                   ------------    -------------

                           Long-term portion.................................      $    118,732    $     241,981
                                                                                   ============    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 6 - LONG-TERM DEBT (CONTINUED)

         The following is a schedule by years of future maturities of long-term debt:

                   Year Ending
                  December 31,
                  ------------
                      1998                                                               $         84,526
                      1999                                                                         66,577
                      2000                                                                         28,880
                      2001                                                                         20,250
                      2002                                                                          3,025
                                                                                         ----------------

                           TOTAL                                                         $        203,258
                                                                                         ================

     Subsequent to year end, the Company entered into five note payable agreements and assumed two note payable agreements upon the acquisition of Wyman Enterprises, Inc. The notes are currently due in aggregate monthly payments of $4,173 including interest from 8.75% to 13.5% per annum.

NOTE 7 - NOTES PAYABLE

         Notes payable consisted of the following at September 30, 1998. (All balances were zero at December 31, 1997.):

                  Note payable to stockholder of Wyman Enterprises, Inc. in
                      connection with the acquisition. The amount is to be paid in
                      four annual installments of $37,500 beginning March 25, 1999...............  $        150,000

                  Note payable to stockholder of Wyman Enterprises, Inc. in
                      connection with the acquisition. The amount is to be paid
                      in four annual installments of $37,500 beginning March 25,
                      1999 with one lump sum payment of $150,000 due at the
                      earlier of October 1, 1999 or the 30 days following the IPO................           300,000

                  Note payable to stockholders of Wyman Enterprises, Inc. in connection with the acquisition. The amount is payable upon
                      demand and non-interest bearing............................................            18,993

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 7 - NOTES PAYABLE (CONTINUED)

                  Note payable to bank starting January 1999. The note is interest only through December 31, 1998 at the prime rate (8.5% at December 31, 1997).
                  The amount is to be paid in monthly installments of $20,000 plus interest at the prime. The note is secured by substantially all of the Company's
                  assets and personally guaranteed by the majority stockholder...................  $      1,200,000
                                                                                                   ----------------

                                                                                                          1,668,993
                  Less current portion...........................................................           423,993
                                                                                                   ----------------

                           Long-term portion.....................................................  $      1,245,000
                                                                                                   ================

NOTE 8 - RELATED PARTY TRANSACTIONS

     Due to Stockholder

     At December 31, 1997 and September 30, 1998, the Company had amounts due to the majority stockholder of $584,281 and $97,499, respectively. The amounts are non-interest bearing and are payable upon demand.

     Stockholder Management Fees

     During the year ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, the Company expensed $181,067, $169,594, $92,052, and $137,063, respectively, in management fees to a stockholder. The management fees are based upon 5% of net sales of a subsidiary.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

     Leases

     The Company has entered into non-cancelable operating leases for its corporate offices and facilities in California, New Jersey, and Florida. The Company has the option to extend certain leases.

     Future minimum rental commitments under lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Leases (continued)

                   Year Ending
                  December 31,
                  ------------
                      1998                                                 $        195,622
                      1999                                                           76,504
                      2000                                                           38,946
                      2001                                                          214,608
                                                                           ----------------

                                                                                    525,680
                      Less sublease                                                  19,390
                                                                           ----------------
                           Total                                           $        506,290
                                                                           ================

     Rent expense was approximately $316,685, $153,250, $230,156, and $251,391 for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, respectively.

     Capitalized Lease Obligations

     Upon the acquisition of Wyman Enterprises, Inc., the Company assumed three capitalized lease obligations. The agreements are payable in aggregate monthly payments of principal and interest of $1,477, expiring through May 2002. The agreements are collateralized by applicable equipment.

     Litigation

     The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

     Lease Commitments

     In May 1998, the Company entered into a non-cancelable operating lease agreement for its facilities in California that expires in April 2003. The agreement initially requires monthly payments of $8,230 with annual increases.

     In May 1998, upon the acquisition of PSI, the Company assumed PSI's lease obligation in New Jersey. PSI will pay the monthly lease through November 30, 1998, and the Company will be responsible for the monthly lease payments of $1,700 from December 1, 1998 to May 30, 2001.

     In May 1998, upon the acquisition of Jupiter, the Company assumed Jupiter's lease obligation in Florida. The Company is responsible for the monthly lease payments of $1,198 through June 2000.

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Employment Agreements

     In May 1998, the Company entered into three-year employment agreements with certain key employees of the Company. The agreements require aggregate monthly payments of approximately $59,000.

     Incentive Programs

     In July 1998, the Company entered into incentive program agreements with certain members of Company management. The agreements call for bonuses of 3% and 7% of pre-tax profits based upon the Company's performance. Additionally, up to 5% of individual subsidiary pre-tax profits may be distributed to employees based on performance of those subsidiaries.

NOTE 10 - PROFIT SHARING PLAN

     The Company has a voluntary profit sharing plan which covers substantially all eligible full-time employees who meet the plan requirements. Annual employer contributions are based on a years of service vesting schedule. Employer contributions for the years ended December 31, 1997 and 1996 were $26,900 and $11,700, respectively.

NOTE 11 - INCOME TAXES

     A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31 is as follows:

                                                                                       1997              1996
                                                                                ---------------    --------------
               Income tax computed at federal statutory tax rate..............          34.0%               34.0%
               State taxes, net of federal benefit............................           6.5                 9.9
               Non-deductible goodwill amortization and other.................           3.2                 8.0
                                                                                ---------------    --------------

                      Total...................................................          43.7%               51.9%
                                                                                =============      ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 11 - INCOME TAXES (CONTINUED)

     Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

                  Deferred tax assets
                      Accrued payroll and other expenses....................                       $         90,275
                      Other.................................................                                  1,400
                                                                                                   ----------------

                                                                                                             91,675
                                                                                                   ----------------
                  Deferred tax liabilities
                      Accounts receivable...................................                                667,648
                      Work-in-progress......................................                                 72,708
                      Other.................................................                                 30,068
                                                                                                   ----------------

                                                                                                            770,424
                                                                                                   ----------------

                           Net deferred tax liability.......................                       $       (678,749)
                                                                                                   ================

         The components of the income tax provision for the years ended December 31 are as follows:

                                                                                      1997                  1996
                                                                                ---------------    ----------------
                  Current
                      Federal...............................................    $        24,938    $         79,365
                      State.................................................              4,200              14,005
                                                                                ---------------    ----------------

                                                                                         29,138              93,370
                                                                                ---------------    ----------------
                  Deferred
                      Federal...............................................            214,302              93,118
                      State.................................................             61,616              16,433
                                                                                ---------------    ----------------

                                                                                        275,918             109,551
                                                                                ---------------    ----------------

                           Total attributable to income before
                             extraordinary item.............................    $       305,056    $        202,921
                                                                                ---------------    ----------------

                  Current
                      Federal...............................................             34,000
                      State.................................................              6,200
                                                                                ---------------         --------------
                           Total attributable to extraordinary item........             40,200
                                                                                ---------------         --------------

                                                     Total..................    $       345,256         $      202,921
                                                                                ===============         ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)

NOTE 12 - STOCK OPTION PLAN

     In July 1998, the Board of Directors adopted and approved the 1998 Stock Option Plan (the "Option Plan") under which a total of 500,000 shares of Common Stock have been reserved for issuance. Options under this plan may be granted to employees, officers, and directors and consultants of the Company. The exercise price of the options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of grant. Options vest over periods not to exceed 5 years. In July 1998, the Company had 395,000 stock options outstanding at an exercise price ranging from $5.00 to $5.50 per share, of which 238,632 stock options were exercisable. The Board of Directors also approved the grant of an additional 62,500 options to various employees under the plan.

NOTE 13 - WARRANTS

     In July 1998, the Board of Directors approved the grant of 150,000 stock warrants to certain employees of the Company. The warrants entitle the holder to purchase Company Common Stock at a price of $5.00 per share. The warrants are exercisable the earlier of (i) the date on which the closing price of a share of the Company's Common Stock as reported on the NASDAQ Small-Cap Market is greater than $12.00 or (ii) the date on which the audited consolidated earnings for the fiscal year ending December 31, 1998, or any fiscal year thereafter, are at least twice the base period earnings of $841,041. The warrants expire upon termination or November 1, 2003.

NOTE 14 - OTHER INCOME (EXPENSES)

     On January 31, 1994, U.S. Laboratories, Inc. purchased 80% of Professional Engineering & Inspection Company, Inc. ("PEICO") for a purchase price of $1,500,000. The purchase price was paid as follows: $750,000 cash paid upon the closing, and the remaining $750,000 payable $250,000 per year starting January 31, 1995. In 1997, certain liabilities arose after the sale of PEICO, which were recoverable from the sellers by the Company. The
     Company negotiated with the sellers a reduction of $100,000 in the final payment due to the sellers.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

     Stock Option Plan and Warrants

     In November 1998, the Company cancelled all of its outstanding options and warrants.

     In November 1998, the Board of Directors approved the grant of 395,000 stock options at an exercise price ranging from $6.00 to $6.60 per share, of which 238,632 stock options are exercisable. The Board of Directors also approved the grant of an additional 62,500 options to various employees under the plan.

     In November 1998, the Board of Directors approved the grant of 150,000 stock warrants to certain employees of the Company. The warrants entitle the holder to purchase Company Common Stock at a price of $6.00 per share. The warrants are exercisable the earlier of (i) the date on which the closing price of a share of the Company's Common Stock as reported on the NASDAQ Small-Cap Market is greater than $12.00 or (ii) the date on which the audited consolidated earnings for the fiscal year ending December 31, 1998, or any fiscal year thereafter, are at least twice the base period earnings of $841,041. The warrants expire upon termination or November 9, 2003.

  The accompanying notes are an integral part of these consolidated financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Wyman Testing Laboratories, Inc.

We have audited the accompanying balance sheet of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 29, 1998

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS

Current assets
     Cash.....................................................................................     $              -
     Accounts receivable.......................................................................             716,173
     Prepaid assets............................................................................              46,818
                                                                                                   ----------------

         Total current assets..................................................................             762,991

Furniture and equipment, net of accumulated depreciation
     and amortization of $244,913..............................................................              68,508
                                                                                                   ----------------

                  Total assets.................................................................    $        831,499
                                                                                                   ================

The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                            BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Book overdraft............................................................................    $         37,778
     Revolving lines of credit.................................................................             197,501
     Accounts payable..........................................................................              38,488
     Accrued payroll and payroll taxes.........................................................              40,114
     Accrued stockholder's salaries............................................................              48,375
     Other accrued expenses....................................................................              21,786
     Due to stockholder........................................................................              70,000
     Deferred taxes............................................................................              86,078
     Current portion of long-term debt.........................................................               5,552
     Current portion of capitalized lease obligations..........................................               4,243
                                                                                                   ----------------

         Total current liabilities.............................................................             549,915

Long-term debt, less current portion...........................................................              24,740
Capitalized lease obligations, less current portion............................................               1,572
                                                                                                   ----------------

              Total liabilities................................................................             576,227
                                                                                                   ----------------

Commitments

Stockholders' equity
     Common stock, no par value
         3,000 shares authorized
         100 shares issued and outstanding.....................................................             108,000
     Stock subscription receivable.............................................................              (1,000)
     Retained earnings.........................................................................             148,272
                                                                                                   ----------------

         Total stockholders' equity............................................................             255,272
                                                                                                   ----------------

                  Total liabilities and stockholders' equity...................................    $        831,499
                                                                                                   ================

The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Net sales......................................................................................    $      3,201,989

Cost of sales..................................................................................           1,681,823
                                                                                                   ----------------

Gross profit...................................................................................           1,520,166

Selling, general, and administrative expenses..................................................           1,232,316
                                                                                                   ----------------

Income from operations.........................................................................             287,850
                                                                                                   ----------------

Other income (expense)
   Interest expense............................................................................             (29,421)
   Gain on sale of fixed asset.................................................................              12,000
                                                                                                   ----------------

     Total other income (expense)..............................................................             (17,421)
                                                                                                   ----------------

Income before provision for income taxes.......................................................             270,429

Provision for income taxes.....................................................................              36,646
                                                                                                   ----------------

Net income.....................................................................................    $        233,783
                                                                                                   ================

Basic income per share.........................................................................    $       2,337.83
                                                                                                   ================

Diluted income per share.......................................................................    $       2,337.83
                                                                                                   ================

Weighted-average shares outstanding............................................................                 100
                                                                                                   ================


The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                     Retained
                                       Common Stock                 Stock            Earnings
                             ---------------------------------   Subscription      (Accumulated
                                  Shares           Amount         Receivable           Deficit)          Total
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December
   31, 1996................              100   $         8,000  $         (1,000) $       (85,511) $        (78,511)

Capital contribution.......                            100,000                                              100,000

Net income.................                                                               233,783           233,783
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December
   31, 1997................              100   $       108,000  $         (1,000) $       148,272  $        255,272
                             ===============   ===============  ================  ===============  ================



The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Cash flows from operating activities
   Net income..................................................................................    $        233,783
   Adjustments to reconcile net income to net cash
     used in operating activities..............................................................
       Depreciation and amortization...........................................................              18,526
       Gain on sale of fixed asset.............................................................             (12,000)
       Deferred taxes..........................................................................              35,846
   (Increase) decrease in
     Accounts receivable.......................................................................            (353,933)
     Prepaid expenses..........................................................................              (8,741)
   Increase (decrease) in
     Accounts payable..........................................................................             (62,812)
     Accrued payroll and payroll taxes.........................................................             (26,796)
     Accrued stockholder's salaries............................................................              (4,500)
     Accrued management fee....................................................................             (64,286)
     Other accrued expenses....................................................................               5,821
                                                                                                   ----------------

Net cash used in operating activities..........................................................            (239,092)
                                                                                                   ----------------

Cash flows from investing activities
   Purchase of property and equipment..........................................................             (12,069)
                                                                                                   ----------------

Net cash used in investing activities..........................................................             (12,069)
                                                                                                   ----------------

Cash flows from financing activities
   Book overdraft..............................................................................              37,778
   Revolving lines of credit, net..............................................................             130,000
   Payments on long-term debt..................................................................             (37,312)
   Payments on capitalized lease obligations...................................................              (8,668)
   Increase in capital contributions...........................................................             100,000
   Due to stockholder, net.....................................................................              25,000
                                                                                                   ----------------

Net cash provided by financing activities......................................................             246,798
                                                                                                   ----------------

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Net increase (decrease) in cash.............................    $         (4,363)

Cash, beginning of period...................................               4,363
                                                                ----------------

Cash, end of period.........................................    $              -
                                                                ----------------
                                                                ----------------



Supplemental disclosures of cash flow information

   Interest paid ...........................................    $         29,421
                                                                ----------------
                                                                ----------------


   Income taxes paid .......................................    $            800
                                                                ----------------
                                                                ----------------


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1997, the Company acquired an automobile of $38,000 under note payable agreements.

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1 - ORGANIZATION AND BUSINESS

     Wyman Testing Laboratories, Inc. (the "Company"), a Delaware corporation, was incorporated in March 1998. The Company is engaged in testing for the commercial construction industry.

     Acquisition

     On March 25, 1998, Wyman Testing Laboratories, Inc., a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. Wyman Testing Laboratories, Inc. recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. The assets acquired were as follows:

          Cash                                                           $      22,690
          Accounts receivable                                                  577,681
          Prepaids                                                              29,985
          Furniture and equipment                                               96,952
          Excess of cost over fair value of net assets acquired                511,200
          Liabilities                                                         (407,888)
                                                                         -------------

                        Total                                            $     830,620
                                                                         -------------
                                                                         -------------

     In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents/Book Overdraft

     For purposes of the statement of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents. Book overdraft represents the bank balance at period end, plus deposits in transit, less outstanding checks.

     Furniture and Equipment

     Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

          Automobile and trucks                                     3 to 5 years
          Furniture and fixtures                                         7 years
          Office hardware and software                                   5 years
          Machinery and equipment                                   5 to 7 years

     Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statement of operations.

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue Recognition

     Revenue from services performed is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted.

     Advertising/Marketing

     The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 1997 were $14,421.

     Income Taxes

     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt and lease agreements are substantially the same.

     Concentrations of Risk

     The Company sells products and provides contract services to construction companies and the military, primarily in the San Diego area. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Net Income Per Share

     For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares such as options had been issued and if the additional common shares were dilutive. Since the Company has no stock options and warrants outstanding, there are no dilutive common shares. Therefore, basic earnings per share and diluted earnings per share are the same.

     Recently Issued Accounting Pronouncements

     SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 consisted of the following:

          Automobile and trucks........................................................    $        108,894
          Furniture and fixtures.......................................................              22,597
          Office hardware and software.................................................              16,891
          Machinery and equipment......................................................             151,148
          Leased equipment.............................................................              13,891
                                                                                           ----------------

                                                                                                    313,421
          Less accumulated depreciation and amortization...............................             244,913
                                                                                           ----------------

              Total....................................................................    $         68,508
                                                                                           ----------------
                                                                                           ----------------

     Total depreciation and amortization expense for the year ended December 31, 1997 was $18,526.

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS

     Due to Stockholder

     At December 31, 1997, the Company had amounts due to a stockholder of $70,000 for operating advances which are non-interest bearing and payable upon demand. Amounts were repaid subsequent to December 31, 1997.

     Accrued Stockholder Salaries

     At December 31, 1997, the Company owed a stockholder $48,375 in salaries. Amounts were repaid subsequent to December 31, 1997.

     Stockholder Salaries and Management Fee

     During the year ended December 31, 1997, the Company expensed $186,215 in salaries and management consulting fees to two stockholders.

     Capital Contribution

     During the year ended December 31, 1997, one stockholder made an additional capital contribution of $100,000.

NOTE 5 - REVOLVING LINES OF CREDIT

     The Company has available two unsecured $100,000 revolving lines of credit from a bank with interest payable on a monthly basis at the bank's index rate (9.75% at December 31, 1997) plus 2.25%. The lines are guaranteed by a first trust deed on vacant land owned by the majority stockholder and a commercial security agreement dated September 3, 1996 which includes a UCC-1 financing statement. The lines of credit matured on April 1, 1998. At December 31, 1997, the amount drawn against the lines of credit were $197,501. Subsequent to December 31, 1997, the amount was repaid.

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 6 - LONG-TERM DEBT

         Notes payable at December 31, 1997 consisted of the following:

               Note payable - bank, collateralized by an
                  automobile, payable in monthly installments of
                  $93 including interest at 11.9% per annum..................................    $     1,340

               Note payable - financial institution, collateralized by an automobile, payable in monthly installments of $434 including interest at
                  13.5% per annum............................................................         19,251

               Note payable - financial institution, collateralized
                  by an automobile, payable in monthly installments
                  of $278 including interest at 11.99% per annum.............................          9,701
                                                                                                 -----------

                                                                                                      30,292
               Less current portion..........................................................          5,552
                                                                                                 -----------

                     Long-term portion.......................................................    $    24,740
                                                                                                 -----------
                                                                                                 -----------

         The following is a schedule by years of future maturities of long-term debt:


                   Year Ended
                  December 31,
                  ------------
                      1998                                                                       $     5,552
                      1999                                                                             4,734
                      2000                                                                             5,105
                      2001                                                                             5,900
                      2002                                                                             3,895
                      Thereafter                                                                       5,106
                                                                                                 -----------

                           Total                                                                 $    30,292
                                                                                                 -----------
                                                                                                 -----------


  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 7 - COMMITMENTS

     Lease Commitments

     The Company leases certain office equipment under non-cancelable capital lease arrangements.

     Future minimum payments under its non-cancelable capital leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:

                   Year Ended
                  December 31,
                  ------------
                      1998                                                              $       5,088
                      1999                                                                      1,672
                      2000                                                                          -
                                                                                        -------------

                                                                                                6,760
                      Less amount representing interest                                           945

                                                                                                5,815
                      Less current portion                                                      4,243
                                                                                        -------------
                           Long-term portion                                            $       1,572
                                                                                        -------------
                                                                                        -------------


         Rent expense for the year ended December 31, 1997 was $49,368.

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 8 - INCOME TAXES

     A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the year ended December 31, 1997 is as follows:

               Income tax computed at federal statutory tax rate.......................               34.0%
               State taxes, net of federal benefit.....................................                5.8
               Valuation allowance.....................................................              (26.8)
                                                                                         -----------------

                   Total...............................................................               13.0%
                                                                                         =================

     Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

               Deferred tax assets
                   Net operating loss carryforward.....................................  $       144,827
                   Accounts payable and accrued expenses...............................           54,893
                   Other...............................................................           16,455
                                                                                         ---------------

                           Total deferred tax assets...................................          216,175
                                                                                         ---------------

               Deferred tax liability
                   Accounts receivable.................................................          286,469
                   Prepaid expenses and other..........................................           14,984
                                                                                         ---------------

                           Total deferred tax liability................................          301,453
                                                                                         ---------------

                               Net deferred tax liability..............................  $        85,278
                                                                                         ===============

  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 8 - INCOME TAXES (CONTINUED)

         The components of the income tax provision are as follows:

               Current
                   Federal............................................................. $           -
                   State...............................................................           800
                                                                                        -------------

                                                                                                  800
                                                                                        -------------
               Deferred
                   Federal.............................................................        18,262
                   State...............................................................        17,584
                                                                                        -------------

                                                                                               35,846
                                                                                        -------------
                           Total....................................................... $      36,646
                                                                                        =============

     The Company has net operating losses available to carry forward to future periods for reduction of taxable income of approximately $393,000 for federal income tax purposes and $127,000 for state income tax purposes. These carryforwards begin to expire in 2020 and 2001 for federal and state income taxes, respectively. Upon the acquisition, the Company will lose the net operating loss carryforwards of Wyman Enterprises, Inc.

     The valuation allowance has been decreased by approximately $72,000 during the year ended December 31, 1997.

NOTE 9 - EMPLOYEE PROFIT SHARING PLAN

     The Company established a 401(k) profit sharing plan covering substantially all employees who meet the eligibility requirements of the plan. The Company may match up to 10% of the employee contributions up to a total of 15% of the contributions which vest over six years. During the year ended December 31, 1997, the Company made matching contributions of $1,958.

NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

     Capitalized Lease Obligation

     The Company entered into a non-cancelable capital lease agreement. The agreement is payable in monthly installments of $1,053, expiring in May 2000.

     Employment Agreement

     In March 1998, the Company entered into a two-year employment agreement to pay an annual salary of $60,000 plus other benefits.

  The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES/
                        WYMAN TESTING LABORATORIES, INC.
                             PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1997

                                                       ASSETS

                                                       U.S.           Wyman
                                                  Laboratories       Testing
                                                    Inc. and       Enterprises,
                                                  Subsidiaries         Inc.         Adjustments         Total
                                                 -------------     -------------   --------------    ------------
Current assets
   Cash  ..................................      $      94,132     $        -      $            -    $     94,132
   Accounts receivable......................         1,719,120           716,173                -       2,435,293
   Work-in-process..........................           181,772                 -                -         181,772
   Prepaid expenses and other current
     assets.................................            47,414            46,818                -          94,232
                                                 -------------     -------------   --------------    ------------

       Total current assets.................         2,042,438           762,991                -       2,805,429

Furniture and equipment, net................           395,711            68,508                -         464,219
Excess cost over fair value of net
   assets acquired, net.....................                                       a      511,200
                                                       939,147                 -   c      194,924       1,645,271
Other assets................................           154,411                 -                -         154,411
                                                 -------------     -------------  ---------------    ------------

         Total assets.......................     $   3,531,707     $     831,499   $      706,124    $  5,069,330
                                                 =============     =============   ==============    ============

      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                       PRO FORMA BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     U.S.            Wyman
                                                 Laboratories       Testing
                                                   Inc. and       Enterprises,
                                                 Subsidiaries         Inc.          Adjustments          Total
                                               ---------------  ----------------  ---------------  ----------------
Current liabilities
   Book overdraft...........................   $         9,390  $         37,778  $             -  $         47,168
   Lines of credit..........................           484,335           197,501                -           681,836
   Current portion of long-term debt........            84,526             5,552                -            90,078
   Current portion of capitalized lease
     obligations............................                 -             4,243                -             4,243
   Current portion of notes payable.........                 -                 -  a       480,272           480,272
   Accounts payable.........................           273,620            38,488                -           312,108
   Accrued payroll and payroll taxes........           115,214            40,114                -           155,328
   Accrued stockholders' salaries...........                 -            48,375                -            48,375
   Other accrued expenses...................            14,612            21,786                -            36,398
   Due to stockholder.......................           584,281            70,000                -           654,281
   Deferred income tax......................           678,749            86,078                -           764,827
   Income tax payable.......................           162,708                 -                -           162,708
                                               ---------------  ----------------  ---------------  ----------------

       Total current liabilities............         2,407,435           549,915          480,272         3,437,622

Long-term debt, net of current portion......           118,732            24,740                -           143,472
Capitalized lease obligations, net of
     current portion........................                 -             1,572                -             1,572
Notes payable, net of current portion.......                 -                 -  a       225,000           225,000
                                               ---------------  ----------------  ---------------  ----------------

       Total liabilities....................         2,526,167           576,227          705,272         3,807,666
                                               ---------------  ----------------  ---------------  ----------------

Minority interest...........................           338,128                 -  c      (338,128)                -
                                               ---------------  ----------------  ---------------  ----------------

Stockholders' equity
   Preferred stock..........................                                   -                -                 -
   Common stock.............................                                      a      (108,000)
                                                                                  a           504
                                                        17,099           108,000  c         4,397            22,000
   Stock subscription receivable............                 -            (1,000) a         1,000                 -
   Additional paid-in capital...............                                      a        60,696
                                                       380,901                 -  c       528,655           970,252
   Retained earnings........................           269,412           148,272  a      (148,272)          269,412
                                               ---------------  ----------------  ---------------  ----------------

       Total stockholders' equity...........           667,412           255,272          338,980         1,261,664
                                               ---------------  ----------------  ---------------  ----------------

         Total liabilities and
           stockholders' equity.............   $     3,531,707  $        831,499  $       706,124  $      5,069,330
                                               ===============  ================  ===============  ================

      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     U.S.            Wyman
                                                 Laboratories       Testing
                                                   Inc. and       Enterprises,
                                                 Subsidiaries         Inc.          Adjustments          Total
                                               ---------------  ----------------  ---------------  ----------------
Revenue  ...................................   $     7,766,414  $      3,201,989  $             -  $     10,968,403

Cost of goods sold..........................         4,476,952         1,681,823                -         6,158,775
                                               ---------------  ----------------  ---------------  ----------------

Gross profit................................         3,289,462         1,520,166                -         4,809,628

Selling, general, and administrative
   expenses.................................                                      b        34,080
                                                     2,431,770         1,232,316  d        12,995         3,711,161
                                               ---------------  ----------------   --------------  ----------------

Income from operations......................           857,692           287,850          (47,075)        1,098,467
                                               ---------------  ----------------  ---------------  ----------------

Other income (expense)
   Interest expense.........................          (130,605)          (29,421)               -          (160,026)
   Interest income..........................             7,277                 -                -             7,277
   Other income.............................           100,000                --               --           100,000
   Other expense............................          (100,000)               --               --          (100,000)
   Gain on sale of fixed asset..............             4,912            12,000                -            16,912
   Rental income............................            25,160                 -                -            25,160
   Gain on sale of minority interest........            25,229                 -                -            25,229
                                               ---------------  ----------------  ---------------  ----------------

     Total other income (expense)...........           (68,027)          (17,421)               -           (85,448)
                                               ---------------- ----------------  ---------------  -----------------

Income before provision for income
   taxes and minority interest..............           789,665           270,429          (47,075)        1,013,019

Provision for income taxes..................           345,056            36,646                -           381,902
                                               ---------------  ----------------  ---------------  ----------------

Income before minority interest.............           444,409           233,783          (47,075)          631,117

Minority interest...........................           (80,253)                -  e        80,253                 -
                                               ---------------  ----------------   --------------  ----------------

Net income..................................   $       364,156  $        233,783  $        33,178   $       631,117
                                               ===============  ================  ===============  ================
Basic income per share......................   $          0.27                                             $   0.29
                                               ===============                                     ================
Diluted income per share...................    $          0.27                                             $   0.29
                                               ===============                                     ================
Weighted-average shares
   outstanding..............................         2,200,000                                            2,200,000
                                               ===============                                     ================

      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                     NOTE TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 - BASIS OF PRESENTATION

     The accompanying pro forma balance sheet presents the accounts of U.S. Laboratories Inc. and subsidiaries ("US Labs") and Wyman Testing Laboratories, Inc. ("Wyman") as if the acquisition of the assets of Wyman by US Labs occurred on December 31, 1997, and the pro forma statement of operations presents the accounts of US Labs and Wyman as if the acquisition took place on January 1, 1997.

     If U.S. Labs actually acquired Wyman on December 31, 1997, the purchase price would have been $766,472. The purchase price was paid as follows: (i) $300,000 cash paid upon the closing, (ii) $405,272 notes payable issued to the stockholders of Wyman Enterprises, Inc., and (iii) 50,478 shares of U.S. Labs Common Stock issued to a stockholder of Wyman Enterprises, Inc., valued at $61,200, using a method similar to previous Company acquisitions.

     The fair value of the assets acquired on December 31, 1997, which approximates the book value were as follows:

               Accounts receivable                                                   $716,173
               Prepaids                                                                46,818
               Furniture and equipment                                                 68,508
               Goodwill                                                               511,200
               Liabilities                                                          (576,227)
                                                                                   ----------
                                                                                     $766,472

     See NOTE 1 in U.S. Laboratories Inc. and subsidiaries consolidated financial statements for actual purchase price and assets acquired on March 23, 1998.

     a) To record purchase price allocation adjustment and corresponding note payable in consideration of the assets acquired. In connection with the purchase, the Company recorded $511,200 in excess of cost over fair value of net assets acquired and issued 50,478 shares of US Labs Common Stock.

     b) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     In addition, the accompanying pro forma balance sheet presents the purchase of the minority interest by of US Labs as if the purchase of minority interest occurred on December 31, 1997, and the pro forma statement of operations as if the purchase of the minority interest took place on January 1, 1997.

     c) To record purchase of all of the shares held by minority stockholders in the subsidiaries of US Labs for $533,052. In connection with the purchase of the minority interest, the Company issued an aggregate of 439,664 shares of Common Stock in exchange for the purchase price and recorded $194,924 in excess of cost over fair value of net assets acquired.

     d) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     e)   To eliminate minority interest expense.

  The accompanying notes are an integral part of these consolidated financial statements.

Inside back cover page -- Blank

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary...................................................................     3
Risk Factors..............................................................     8
Use of Proceeds...........................................................    11
Dividend Policy...........................................................    12
Capitalization............................................................    12
Dilution..................................................................    13
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    14
Business..................................................................    19
Management................................................................    33
Principal Stockholders....................................................    39
Related Transactions......................................................    40
Underwriting..............................................................    41
Description of Securities.................................................    42
Shares Eligible for Future Sale...........................................    45
Experts...................................................................    46
Legal Matters.............................................................    47
Additional Information....................................................    47
Index to Financial Statements.............................................   F-1

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    UNTIL MARCH 20, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,000,000 UNITS

                             U.S. LABORATORIES INC.

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                                     [LOGO]

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                      [CARDINAL CAPITAL MANAGEMENT, INC.]

                             JANDA & GARRINGTON LLC

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